UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 15, 2002



                                   VALERO L.P.
                Organized under the laws of the State of Delaware

                         Commission File Number 1-16417

                    IRS Employer Identification No.74-2958817


                                One Valero Place
                            San Antonio, Texas 78212
                         Telephone number (210) 370-2000

ITEM 5. Other Events

On February 1, 2002, Valero L.P. acquired the Wichita Falls Crude Oil Pipeline and Storage Business (the Wichita Falls Business) (except for certain retained liabilities) from Valero Energy Corporation (Valero Energy) for $64,000,000. The Wichita Falls Business owns and operates the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, which Valero L.P. had an option to purchase pursuant to the Omnibus Agreement between Valero L.P. and Ultramar Diamond Shamrock Corporation (UDS).

On December 31, 2001, Valero Energy acquired UDS, including the Wichita Falls Business and the 73.6% ownership interest in Valero L.P. held by subsidiaries of UDS, in a purchase business combination. As a result of Valero Energy's acquisition of UDS, Valero Energy became the controlling owner of both the Wichita Falls Business and Valero L.P. on December 31, 2001.

Because of Valero L.P.'s affiliate relationship with the Wichita Falls Business, the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002 constituted a transaction between entities under common control and, as such, was accounted for as a reorganization of entities under common control. Accordingly, the acquisition was recorded at Valero Energy's historical net book value related to the Wichita Falls Business, which approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001. In addition, the consolidated financial statements and notes thereto of Valero L.P. as of December 31, 2001 have been restated to include the Wichita Falls Business as if it had been combined with Valero L.P. effective December 31, 2001.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial information and financial statements.

The following restated selected financial data, restated management's discussion and analysis of financial condition and results of operations and restated audited consolidated and combined financial statements are filed herewith as
Exhibit 99.1 and incorporated herein by reference.

Restated Selected Financial Data presented herein as of and for the years ended December 31, 2001, 1999, 1998 and 1997 and as of and for the six months ended December 31, 2000 and the six months ended June 30, 2000. Only the balance sheet information as of December 31, 2001 has been restated for the impact of the reorganization of entities under common control.

Restated Management's Discussion and Analysis of Financial Condition and Results of Operations presented herein as of and for the years ended December 31, 2001 and 1999 and for the six months ended December 31, 2000 and the six months ended June 30, 2000. Only the balance sheet information as of December 31, 2001 has been restated for the impact of the reorganization of entities under common control.

Restated Audited Consolidated and Combined Financial Statements for Valero L.P., Valero Logistics Operations, L.P. and the Wichita Falls Business as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999. The consolidated and combined balance sheet as of December 31, 2001, and the consolidated and combined statements of cash flows and partners' equity for the year ended December 31, 2001 and certain notes to the consolidated and combined financial statements have been restated for the impact of the reorganization of entities under common control.

(b)      Pro forma financial information.

Pro  forma  financial   information  giving  effect  to  the  February  1,  2002
acquisition of the Wichita Falls Business by Valero L.P. was included in Valero L.P.'s Form 8-K/A dated February 1, 2002 and filed on April 16, 2002.

(c) Exhibits.

     Exhibit No. and Description of Exhibit

     23.1 Consent of Independent Public Accountants, dated May 15, 2002.

     99.1 Restated Selected Financial Data, Restated Management's Discussion and Analysis of Financial Condition and Results of Operations and Restated Financial Statements of Valero L.P., Valero Logistics Operations, L.P. and the Wichita Falls Business.

     99.2 Required letter to Securities and Exchange  Commission under Temporary
          Note 3T.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Valero L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Valero L.P.
                              By: Riverwalk Logistics, L.P., its general partner
                                    By: Valero GP, LLC, its general partner


                              By: /s/ Todd Walker
                                  ----------------------------------------------
                                  Todd Walker
                                  Secretary


Dated:  May 15, 2002

                                  EXHIBIT INDEX


     23.1 Consent of Independent Public Accountants, dated May 15, 2002.

     99.1 Restated Selected Financial Data, Restated Management's Discussion and Analysis of Financial Condition and Results of Operations and Restated Financial Statements of Valero L.P., Valero Logistics Operations, L.P. and the Wichita Falls Business.

          The  following  financial  information  of Valero  L.P. is included in
          Exhibit 99.1 of this Form 8-K dated May 15, 2002 and filed on May 15, 2002:

          (1)  Restated Selected Financial Data
          (2)  Restated  Management's   Discussion  and  Analysis  of  Financial
               Condition and Results of Operations
          (3)  Restated Financial Statements

               o    Report of Independent Public Accountants
               o Consolidated and Combined Balance Sheets as of December 31, 2001 (restated) and 2000
               o Consolidated and Combined Statements of Income for the Years Ended December 31, 2001 and 1999 and six months ended December 31, 2000 and June 30, 2000
               o Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2001 (restated) and 1999 and six months ended December 31, 2000 and June 30, 2000
               o Consolidated and Combined Statement of Partners' Equity for the year ended December 31, 2001 (restated) and Combined Statements of Partners' Equity/Net Parent Investment for the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999
               o Notes to Consolidated and Combined Financial Statements (restated)

     99.2 Required Letter to Securities and Exchange  Commission under Temporary
          Note 3T.

                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 14, 2002 on the consolidated and combined financial statements of Valero L.P., formerly Shamrock Logistics, L.P., and Valero Logistics Operations, L.P., formerly Shamrock Logistics Operations, L.P. (successor to Ultramar Diamond Shamrock Logistics Business) as of December 31, 2001 and 2000 (successor), and for the year ended December 31, 1999 and the six months ended June 30, 2000 (predecessor) and for the six months ended December 31, 2000 (successor) included into this Form 8-K, and incorporated by reference into Valero L.P.'s previously filed Registration Statement's File No. 333-81806 and File No. 333-88264. It should be noted that we have not audited any financial statements of Valero L.P. subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                                        /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
May 15, 2002

                                                                    EXHIBIT 99.1

RESTATED SELECTED FINANCIAL DATA

Item 6.  Selected Financial Data

Organization
The following tables set forth selected financial data and operating data of Valero L.P. (formerly Shamrock Logistics, L.P.), Valero Logistics Operations, L.P. (Valero Logistics Operations, formerly Shamrock Logistics Operations, L.P.), a subsidiary of Valero L.P., and the Wichita Falls Crude Oil Pipeline and Storage Business (the Wichita Falls Business) as of December 31, 2001 and selected financial data and operating data of Valero L.P. and Valero Logistics Operations as of December 31, 2000 and for the year ended December 31, 2001 and the six months ended December 31, 2000 (collectively referred to as the successor to the Ultramar Diamond Shamrock Logistics Business).

The selected financial data and operating data as of and for the years ended December 31, 1999, 1998 and 1997 and for the six months ended June 30, 2000 was derived from the audited financial statements of the Ultramar Diamond Shamrock Logistics Business (predecessor).

On February 1, 2002, Valero L.P. acquired the Wichita Falls Business (except for certain retained liabilities) from Valero Energy Corporation (Valero Energy) for $64,000,000. The Wichita Falls Business owns and operates the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, which Valero L.P. had an option to purchase pursuant to the Omnibus Agreement between Valero L.P. and Ultramar Diamond Shamrock Corporation (UDS).

On December 31, 2001, Valero Energy acquired UDS, including the Wichita Falls Business and the 73.6% ownership interest in Valero L.P. held by subsidiaries of UDS, in a purchase business combination. As a result of Valero Energy's acquisition of UDS, Valero Energy became the controlling owner of both the Wichita Falls Business and Valero L.P. on December 31, 2001.

Because of Valero L.P.'s affiliate relationship with the Wichita Falls Business, the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002 constituted a transaction between entities under common control and, as such, was accounted for as a reorganization of entities under common control. Accordingly, the acquisition was recorded at Valero Energy's historical net book value related to the Wichita Falls Business, which approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001. In addition, the consolidated financial statements and notes thereto of Valero L.P. as of December 31, 2001 have been restated to include the Wichita Falls Business as if it had been combined with Valero L.P. effective December 31, 2001.

Prior to July 1, 2000, the pipeline, terminalling and storage assets and operations included in the consolidated and combined financial statements in
Item 8. Financial Statements and Supplementary Data were referred to as the Ultramar Diamond Shamrock Logistics Business as if it had existed as a single separate entity from UDS. UDS formed Valero Logistics Operations to assume ownership of and to operate the assets of the Ultramar Diamond Shamrock
Logistics Business. Effective July 1, 2000, UDS transferred the pipelines, terminalling and storage assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business to Valero Logistics Operations. This transfer represented a reorganization of entities under common control and was recorded at historical cost.

Effective April 16, 2001, the closing date of Valero L.P.'s initial public offering, the ownership interests of Valero Logistics Operations held by various subsidiaries of UDS were transferred to Valero L.P. in exchange for ownership interests (common and subordinated units) in Valero L.P. This transfer also represented a reorganization of entities under common control and was recorded at historical cost.

Tariff Rate and Terminalling Revenue Changes

The financial data included in the tables below have been prepared utilizing the actual pipeline tariff rates and terminalling fees in effect during the periods presented. Effective January 1, 2000, the Ultramar Diamond Shamrock Logistics Business filed revised tariff rates on many of its crude oil and refined product pipelines to reflect the total cost of the pipeline, the current throughput capacity, the current throughput utilization and other market conditions. The tariff rates in effect before January 1, 2000 were based on initial pipeline cost and were not revised upon subsequent expansions or increases or decreases in throughput levels. The revised tariff rates resulted in lower tariff revenues. Prior to 1999, the Ultramar Diamond Shamrock Logistics Business did not charge a separate terminalling fee for terminalling services at its refined product terminals. These costs were charged back to the related refinery. Beginning January 1, 1999, the Ultramar Diamond Shamrock Logistics Business began charging a separate terminalling fee at its refined product terminals.

The financial statements in Item 8. Financial Statements and Supplementary Data and the selected financial data in the tables below do not reflect the revised tariff rates prior to January 1, 2000 and do not reflect the establishment of terminalling fees prior to January 1, 1999.



                                                       Successor                                 Predecessor
                                               ---------------------------      ----------------------------------------------

                                                                  Six              Six
                                                                 Months           Months
                                              Year Ended         Ended            Ended          Years Ended December 31,
                                              December 31,     December 31,      June 30,     ------------------------------
                                                 2001             2000             2000       1999         1998         1997
                                                 ----             ----             ----       ----         ----         ----
                                                     (in thousands, except per unit data and barrel/day information)
Statement of Income Data:
Revenues (1)................................. $ 98,827         $ 47,550         $ 44,503   $ 109,773    $ 97,883      $ 84,881
                                                ------           ------           ------     -------      ------        ------
Costs and expenses:
    Operating expenses.......................   29,997           14,419           15,458      24,248      28,027        24,042
    General and administrative expenses......    5,349            2,549            2,590       4,698       4,552         4,761
    Depreciation and amortization............   13,390            5,924            6,336      12,318      12,451        11,328
    Taxes other than income..................    3,586            1,174            2,454       4,765       4,152         4,235
                                                ------           ------           ------     -------      ------        ------
Total costs and expenses.....................   52,322           24,066           26,838      46,029      49,182        44,366
Gain on sale of property, plant and
    equipment (2)............................        -                -                -       2,478       7,005             -
                                                ------           ------           ------     -------      ------        ------
                                                                                       -                                     -
Operating income.............................   46,505           23,484           17,665      66,222      55,706        40,515
Interest expense, net........................   (3,811)          (4,748)            (433)       (777)       (796)         (158)
Equity income from Skelly-Belvieu............    3,179            1,951            1,926       3,874       3,896         3,025
                                                ------           ------           ------     -------      ------        ------
Income before income taxes...................   45,873           20,687           19,158      69,319      58,806        43,382
    Benefit (provision) for income
       taxes (3).............................        -                -           30,812     (26,521)    (22,517)      (16,559)
                                                ------           ------           ------     -------      ------        ------
Net income................................... $ 45,873         $ 20,687         $ 49,970   $  42,798    $ 36,289      $ 26,823
                                                ======           ======           ======     =======      ======        ======

Basic and diluted net income per
    unit (4)................................. $   1.82
                                                  ====
Cash distributions per unit.................. $   1.70
                                                  ====

Other Financial Data:
Adjusted EBITDA (5).......................... $ 62,769         $ 31,760         $ 27,223   $  80,678    $ 65,399      $ 57,499
Distributions from Skelly-Belvieu............    2,874            2,352            2,306       4,238       3,692         4,009
Net cash provided by (used in)
    operating activities.....................   74,258              (81)          18,321      49,976      44,950        44,731
Net cash provided by (used in)
    investing activities.....................  (15,052)             215           (2,579)      6,865      18,395       (52,141)
Net cash provided by (used in)
    financing activities.....................  (51,414)            (133)         (15,742)    (56,841)    (63,345)        7,410
Maintenance capital expenditures.............    2,786              619            1,699       2,060       2,345           633
Expansion capital expenditures...............   15,140            1,518            3,186       7,313       9,952        12,359
       Total capital expenditures............   17,926            2,137            4,885       9,373      12,297        12,992

Operating Data (barrels/day):
Crude oil pipeline throughput................  303,811          295,524          294,037     280,041     265,243       282,736
Refined product pipeline throughput..........  308,047          306,877          312,759     297,397     268,064       257,183
Refined product terminal throughput..........  189,172          162,904          168,433     161,340     144,093       136,454



                                                        Successor                                      Predecessor
                                                  ----------------------                    ----------------------------------
                                                      December 31,                                   December 31,
                                                      ------------                                   ------------
                                                    2001           2000                       1999        1998          1997
                                                    ----           ----                       ----        ----          ----
                                                     (in thousands)                                 (in thousands)
Balance Sheet Data:
Property, plant and equipment, net...........    $ 349,012      $ 280,017                  $ 284,954   $ 297,121     $ 319,169
Total assets.................................      387,546        329,484                    308,214     321,002       346,082
Long-term debt, including current portion
    and debt due to parent...................       26,122        118,360                     11,102      11,455        11,738
Partners' equity/net parent investment.......      342,166        204,838                    254,807     268,497       295,403


(1) If the revised tariff rates and the terminalling fee had been implemented effective January 1, 1997, revenues would have been as follows for the years presented. The revised tariff rates and terminalling fee were in effect throughout the years ended December 31, 2001 and 2000. The amounts in the table below are unaudited.

                                                                                   Predecessor
                                                                 ------------------------------------------------
                                                                             Years Ended December 31,
                                                                             ------------------------
                                                                     1999              1998               1997
                                                                     ----              ----               ----
                                                                                  (in thousands)

         Revenues - historical................................... $ 109,773         $  97,883          $  84,881
                                                                    -------           -------            -------
             Decrease in tariff revenues.........................   (21,892)          (17,067)           (16,197)
             Increase in terminalling revenues...................         -             1,649              1,778
                                                                    -------           -------            -------
                Net decrease.....................................   (21,892)          (15,418)           (14,419)
                                                                    -------           -------            -------
         Revenues - as adjusted.................................. $  87,881         $  82,465          $  70,462
                                                                    =======           =======            =======

(2) In March 1998, the Ultramar Diamond Shamrock Logistics Business (predecessor) recognized a gain on the sale of a 25% interest in the McKee to El Paso refined product pipeline and the El Paso refined product terminal to Phillips Petroleum Company. In August 1999, the Ultramar Diamond Shamrock Logistics Business (predecessor) recognized a gain on the sale of an additional 8.33% interest in the McKee to El Paso refined product pipeline and terminal to Phillips Petroleum Company.

(3) Effective July 1, 2000, UDS transferred most of its Mid-Continent pipeline, terminalling and storage assets and certain related liabilities of the Ultramar Diamond Shamrock Logistics Business (predecessor) to Valero Logistics Operations (successor). As a limited partnership, Valero Logistics Operations is not subject to federal or state income taxes. Due to this change in tax status, the deferred income tax liability of $38,217,000 as of June 30, 2000 was written off in the statement of income of the Ultramar Diamond Shamrock Logistics Business (predecessor) for the six months ended June 30, 2000. The resulting net benefit for income taxes of $30,812,000 for the six months ended June 30, 2000, includes the write-off of the deferred income tax liability less the provision for income taxes of $7,405,000 for the six months ended June 30, 2000. The income tax provisions for periods prior to July 1, 2000 were based upon the effective income tax rate for the Ultramar Diamond Shamrock Logistics Business of 38%. The effective income tax rate exceeds the U.S. federal statutory income tax rate due to state income taxes.

(4) Net income applicable to the limited partners, after deduction of the general partner's 2% allocation, for the period from April 16, 2001 to December 31, 2001, was $35,032,000 and net income applicable to the general partner was $715,000. Net income per unit is computed by first allocating net income to each class of unitholder, after deduction of the general partner's 2% interest. Basic and diluted net income per unit is the same. Net income per unit for the periods prior to April 16, 2001 is not shown as units had not been issued.

(5) Adjusted EBITDA is defined as operating income, plus depreciation and amortization, less gain on sale of property, plant and equipment, plus distributions from Skelly-Belvieu Pipeline Company, of which Valero Logistics Operations owns 50%, and excluding the impact of volumetric expansions, contractions and measurement discrepancies in the pipelines. Beginning July 1, 2000, the impact of volumetric expansions, contractions and measurement discrepancies in the pipelines has been borne by the shippers in our pipelines and is therefore not reflected in operating income subsequent to July 1, 2000. The effect of volumetric expansions, contractions and measurement discrepancies in the pipelines was a net reduction to income before income taxes of $916,000, $378,000, $555,000 and $1,647,000 for the six months ended June 30, 2000 and for the years ended December 31, 1999, 1998 and 1997, respectively.


RESTATED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Current Organization

Valero L.P. owns and operates most of the crude oil and refined product pipeline, terminalling and storage assets located in Texas, Oklahoma, New Mexico and Colorado that support Valero Energy's McKee and Three Rivers refineries located in Texas and its Ardmore refinery located in Oklahoma.

Valero Energy is one of the largest independent refining and marketing companies in the United States. Subsequent to the acquisition of UDS by Valero Energy, Valero Energy owns and operates 12 refineries in Texas (5), California (2), Louisiana, Oklahoma, Colorado, New Jersey and Quebec, Canada with a combined throughput capacity of approximately 1,900,000 barrels per day. Valero Energy produces premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel and oxygenates and gasoline meeting specifications of the California Air Resources Board (CARB). Valero Energy also produces conventional gasoline, distillates, jet fuel, asphalt and petrochemicals. Valero Energy markets its refined products through a network of approximately 4,600 retail outlets as well as through other wholesale and spot market sales and exchange agreements. In the northeast United States and in eastern Canada, Valero Energy sells, on a retail basis, home heating oil to approximately 250,000 households.

Valero Energy's refining operations include various logistics assets (pipelines, terminals, marine dock facilities, bulk storage facilities, refinery delivery racks, rail car loading equipment and shipping and trucking operations) that support the refining and retail operations. A portion of the logistics assets consists of crude oil and refined product pipelines, refined product terminals and crude oil storage facilities located in Texas, Oklahoma, New Mexico and Colorado that support the McKee, Three Rivers and Ardmore refineries. These pipeline, terminalling and storage assets transport crude oil and other feedstocks to the refineries and transport refined products from the refineries to terminals for further distribution. Valero Energy markets the refined products produced by these refineries primarily in Texas, Oklahoma, Colorado, New Mexico and Arizona through a network of approximately 2,700 company-operated and dealer-operated convenience stores, as well as through other wholesale and spot market sales and exchange agreements.

Reorganization Related to the Wichita Falls Business

On February 1, 2002, Valero L.P. acquired the Wichita Falls Business (except for certain retained liabilities) from Valero Energy for $64,000,000. The Wichita Falls Business owns and operates the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, which Valero L.P. had an option to purchase pursuant to the Omnibus Agreement between Valero L.P. and UDS.

On December 31, 2001, Valero Energy acquired UDS, including the Wichita Falls Business and the 73.6% ownership interest in Valero L.P. held by subsidiaries of UDS, in a purchase business combination. As a result of Valero Energy's acquisition of UDS, Valero Energy became the controlling owner of both the Wichita Falls Business and Valero L.P. on December 31, 2001.

Because the Wichita Falls Business was an affiliate of ours at the time of its acquisition, the acquisition was between entities under common control and, as such, was accounted for as a reorganization of entities under common control. Accordingly, the acquisition was recorded at Valero Energy's historical net book value related to the Wichita Falls Business, which approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001. In addition, the consolidated financial information as of December 31, 2001 has been restated to include the Wichita Falls Business as if it had been combined with us effective December 31, 2001.

Acquisition of UDS by Valero Energy

On May 7, 2001, UDS announced that it had entered into an Agreement and Plan of Merger (the acquisition agreement) with Valero Energy whereby UDS agreed to be acquired by Valero Energy for total consideration of approximately $4.3 billion. In September 2001, the board of directors and shareholders of both UDS and Valero Energy approved the acquisition and, on December 31, 2001, Valero Energy completed its purchase acquisition of UDS. Under the acquisition agreement, UDS shareholders received, for each share of UDS common stock they held, at their election, cash, Valero Energy common stock or a combination of cash and Valero Energy common stock, having a value equal to the sum of $27.50 plus 0.614 shares of Valero Energy common stock valued at $35.78 per share (based on the average closing Valero Energy common stock price over a ten trading-day period ending three days prior to December 31, 2001).

UDS was an independent refiner and retailer of refined products and convenience store merchandise in the central, southwest and northeast regions of the United States and eastern Canada. UDS owned and operated seven refineries located in Texas (2), California (2), Oklahoma, Colorado and Quebec, Canada and marketed its products through a network of approximately 4,500 convenience stores and 86 cardlock stations. In the northeast United States and in eastern Canada, UDS sold, on a retail basis, home heating oil to approximately 250,000 households.

Shamrock Logistics, L.P. (Shamrock Logistics) and Shamrock Logistics Operations, L.P. (Shamrock Logistics Operations) were both subsidiaries of UDS. On December 31, 2001, upon Valero Energy's acquisition of UDS, Valero Energy assumed ownership of Shamrock Logistics and Shamrock Logistics Operations. Effective January 1, 2002, Shamrock Logistics was renamed Valero L.P. and its trading symbol on the NYSE was changed from "UDL" to "VLI." Also, effective January 1, 2002, Shamrock Logistics Operations was renamed Valero Logistics Operations, L.P.

Prior to the acquisition, Valero Energy owned and operated six refineries in Texas (3), Louisiana, New Jersey and California with a combined throughput capacity of more than 1,100,000 barrels per day. Valero Energy marketed its gasoline, diesel fuel and other refined products in 34 states through a bulk and rack marketing network and, in California, through approximately 350 retail locations. Upon completion of the acquisition, Valero Energy became the ultimate parent of Riverwalk Logistics, L.P., our general partner. In addition, Valero Energy became the obligor under the various agreements UDS had with us, including the Services Agreement, the Pipelines and Terminals Usage Agreement and the environmental indemnification.

Reorganizations and Initial Public Offering

Prior to July 1, 2000, the pipeline, terminalling and storage assets and operations discussed in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations were referred to as the Ultramar Diamond Shamrock Logistics Business as if it had existed as a single separate entity from UDS. UDS formed Valero Logistics Operations to assume ownership of and to operate the assets of the Ultramar Diamond Shamrock Logistics Business. Effective July 1, 2000, UDS transferred the crude oil and refined product pipelines, terminalling and storage assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business (predecessor) to Valero Logistics Operations (successor). The transfer of assets and certain liabilities to Valero Logistics Operations represented a reorganization of entities under common control and was recorded at historical cost.

Effective with the closing of an initial public offering of common units of Valero L.P. on April 16, 2001, the ownership of Valero Logistics Operations held by various subsidiaries of Valero Energy was transferred to Valero L.P. in exchange for ownership interests (common and subordinated units) in Valero L.P. This transfer also represented a reorganization of entities under common control and was recorded at historical cost.

The following discussion is based on the operating results of the consolidated and combined financial statements of Valero L.P., Valero Logistics Operations, the Wichita Falls Business and the Ultramar Diamond Shamrock Logistics Business as follows:
o consolidated and combined financial statements of Valero L.P., Valero Logistics Operations (successor) and the Wichita Falls Business as of December 31, 2001;
o consolidated financial statements of Valero L.P. and Valero Logistics Operations (successor) for the period from April 16, 2001 to December 31, 2001;
o combined financial statements of Valero L.P. and Valero Logistics Operations (successor) as of December 31, 2000 and for the period from July 1, 2000 to December 31, 2000 and the period from January 1, 2001 to April 15, 2001; and
o combined financial statements of Valero L.P., Valero Logistics Operations and the Ultramar Diamond Shamrock Logistics Business (predecessor) for the six months ended June 30, 2000 and for the year ended December 31, 1999.
This consolidated and combined financial statement presentation more clearly reflects our financial position and results of operations as a result of the recent reorganizations of entities under common control.

Seasonality

The operating results of Valero L.P. are affected by factors affecting the business of Valero Energy, including refinery utilization rates, crude oil prices, the demand for and prices of refined products and industry refining capacity.

The throughput of crude oil we transport is directly affected by the level of, and refiner demand for, crude oil in markets served directly by our crude oil pipelines. Crude oil inventories tend to increase due to overproduction of crude oil by producing companies and countries and planned maintenance turnaround activity by refiners. As crude oil inventories increase, the market price for crude oil declines, along with the market prices for refined products. To bring crude oil inventories back in line with demand, refiners reduce production levels, which also has the effect of increasing crude oil market prices.

The throughput of the refined products we transport is directly affected by the level of, and user demand for, refined products in the markets served directly or indirectly by our refined product pipelines. Demand for gasoline in most markets peaks during the summer driving season, which extends from May to September, and declines during the fall and winter months. Demand for gasoline in the Arizona market, however, generally is higher in the winter months than summer months due to greater tourist activity and second home usage in the winter months. Historically, we have not experienced significant fluctuations in throughput due to the stable demand for refined products and the growing population base in the southwestern and Rocky Mountain regions of the United States.

Results of Operations

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

The results of operations for the year ended December 31, 2001 presented in the following table are derived from the consolidated statement of income for Valero L.P. and Valero Logistics Operations, L.P. for the period from April 16, 2001 to December 31, 2001 and the combined statement of income for Valero L.P. and Valero Logistics Operations for the period from January 1, 2001 to April 15, 2001, which in this discussion are combined and referred to as the year ended December 31, 2001. The results of operations for the year ended December 31, 2000 presented in the following table is derived from the statement of income of the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000 and the combined statement of income of Valero L.P. and Valero Logistics Operations for the six months ended December 31, 2000, which in this discussion are combined and referred to as the year ended December 31, 2000.

Financial Data:

                                                     Years Ended December 31,
                                                     ------------------------
                                                     2001                2000
                                                     ----                ----
                                                          (in thousands)
       Statement of Income Data:
        Revenues................................  $ 98,827            $ 92,053
                                                    ------              ------
        Costs and expenses:
          Operating expenses....................    29,997              29,877
          General and administrative expenses...     5,349               5,139
          Depreciation and amortization.........    13,390              12,260
          Taxes other than income taxes.........     3,586               3,628
                                                    ------              ------
             Total costs and expenses...........    52,322              50,904
                                                    ------              ------

        Operating income........................    46,505              41,149
          Interest expense, net.................    (3,811)             (5,181)
          Equity income from Skelly-Belvieu.....     3,179               3,877
                                                    ------              ------
        Income before income taxes..............  $ 45,873            $ 39,845
                                                    ======              ======

Operating Data:

The following table reflects throughput barrels for our crude oil and refined product pipelines and the total throughput for all of our refined product terminals for the years ended December 31, 2001 and 2000. The throughput barrels for the year ended December 31, 2000 combine the barrels transported by the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000 with the barrels transported by Valero L.P. for the six months ended December 31, 2000.


                                                                     Years Ended December 31,
                                                                     ------------------------
                                                                      2001               2000           % Change
                                                                      ----               ----           --------
                                                                     (in thousands of barrels)
        Crude oil pipeline throughput:
           Dixon to McKee....................................          20,403             22,736           (10)%
           Wasson to Ardmore (both pipelines)................          29,612             28,003             6 %
           Ringgold to Wasson................................          13,788             10,724            29 %
           Corpus Christi to Three Rivers....................          28,689             31,271            (8)%
           Other crude oil pipelines.........................          18,399             15,157            21 %
                                                                      -------            -------
             Total crude oil pipelines.......................         110,891            107,891             3 %
                                                                      =======            =======

        Refined product pipeline throughput:
           McKee to Colorado Springs to Denver...............           8,838              8,982            (2)%
           McKee to El Paso..................................          24,285             22,277             9 %
           McKee to Amarillo (both pipelines) to Abernathy...          13,747             13,219             4 %
           Amarillo to Albuquerque...........................           4,613              4,714            (2)%
           McKee to Denver...................................           4,370              4,307             1 %
           Ardmore to Wynnewood..............................          20,835             20,705             1 %
           Three Rivers to Laredo............................           4,479              5,886           (24)%
           Three Rivers to San Antonio.......................          10,175              9,761             4 %
           Other refined product pipelines...................          21,095             23,537           (10)%
                                                                      -------            -------
             Total refined product pipelines.................         112,437            113,388            (1)%
                                                                      =======            =======

        Refined product terminal throughput..................          64,522             60,629             6 %
                                                                      =======            =======

Revenues for the year ended December 31, 2001 were $98,827,000 as compared to $92,053,000 for the year ended December 31, 2000, an increase of 7% or $6,774,000. This increase in revenues is due primarily to the following items:

o revenues for the Ringgold to Wasson and the Wasson to Ardmore crude oil pipelines increased $1,400,000 due to a combined 12% increase in throughput barrels, resulting from UDS purchasing greater quantities of crude oil from third parties near Ringgold instead of gathering crude oil barrels near Wasson. In March 2001, UDS sold its Oklahoma crude oil gathering operation which was located near Wasson;

o revenues for the Corpus Christi to Three Rivers crude oil pipeline increased $1,390,000 despite the 8% decrease in throughput barrels for the year ended December 31, 2001 as compared to 2000. The Corpus Christi to Three Rivers crude oil pipeline was temporarily converted into a refined product pipeline during the third quarter of 2001 due to the alkylation unit shutdown at UDS' Three Rivers refinery. The increase in revenues is primarily due to the increased tariff rate charged to transport refined products during the third quarter of 2001. In addition, effective May 2001, the crude oil tariff rate was increased to cover the additional costs (dockage and wharfage fees) associated with operating a marine crude oil storage facility in Corpus Christi;

o revenues for the McKee to El Paso refined product pipeline increased $1,187,000 primarily due to a 9% increase in throughput barrels resulting from an increase in UDS' sales into the Arizona market. The McKee to El Paso refined product pipeline connects with a third party pipeline which runs to Arizona;

o revenues for the Three Rivers to Laredo refined product pipeline decreased by $464,000 due to a 24% decrease in throughput barrels partially offset by an increase in the tariff rate effective July 1, 2001. The Laredo refined product terminal revenues also decreased by $290,000 due to the 24% decrease in throughput barrels. The lower throughput barrels are a result of Pemex's expansion of its Monterrey, Mexico refinery that increased the supply of refined products to Nuevo Laredo, Mexico, which is across the border from Laredo, Texas;

o revenues, for the Southlake refined product terminal, acquired on July 1, 2001, increased by $1,341,000 and throughput barrels increased by 4,601,000 for the year ended December 31, 2001; and

o revenues for all refined product terminals, excluding the Southlake and Laredo refined product terminals, increased $1,343,000 primarily due to an increase in the terminalling fee charged at our marine-based refined product terminals to cover the additional costs (dockage and wharfage fees) associated with operating a marine refined product terminal and the additional fee of $0.042 per barrel charged for blending additives into certain refined products.

Operating expenses increased $120,000 for the year ended December 31, 2001 as compared to the year ended December 31, 2000 primarily due to the following items:

o during the year ended December 31, 2000, we recognized a loss of $916,000 due to the impact of volumetric expansions, contractions and measurement discrepancies in our pipelines related to the first six months of 2000. Beginning July 1, 2000, the impact of volumetric expansions, contractions and measurement discrepancies in the pipelines is borne by the shippers and is therefore no longer reflected in operating expenses;

o utility expenses increased by $1,538,000, or 17%, due to higher electricity rates during the year ended December 31, 2001 as compared to the year ended December 31, 2000 resulting from higher natural gas costs;

o the acquisition of the Southlake refined product terminal increased operating expenses by $308,000;

o employee related expenses increased due to higher accruals for incentive compensation; and

o other operating expenses decreased due to lower rental expenses for fleet vehicles, satellite communications and safety equipment as a result of more favorable leasing arrangements.

General and administrative expenses increased 4% for the year ended December 31, 2001 as compared to 2000 due to increased general and administrative costs related to being a publicly held entity. Prior to July 1, 2000, UDS allocated approximately 5% of its general and administrative expenses incurred in the United States to its pipeline, terminalling and storage operations to cover costs of centralized corporate functions such as legal, accounting, treasury, engineering, information technology and other corporate services. Effective July 1, 2000, UDS entered into a Services Agreement with us to provide the general and administrative services noted above for an annual fee of $5,200,000, payable monthly. This annual fee is in addition to the incremental general and administrative costs incurred from third parties as a result of our being a publicly held entity. General and administrative expenses were as follows:

                                                   Years Ended December 31,
                                                   ------------------------
                                                   2001                2000
                                                   ----                ----
                                                        (in thousands)

Services Agreement.............................  $ 5,200             $ 2,600
Allocation of UDS general and administrative
   expenses for first six months of 2000.......        -               2,839
Third party expenses...........................      730                 200
Reimbursement from partners on jointly owned
   pipelines...................................     (581)               (500)
                                                   -----               -----
                                                 $ 5,349             $ 5,139
                                                   =====               =====

Depreciation and amortization expense increased $1,130,000 for the year ended December 31, 2001 as compared to the year ended December 31, 2000 due to the additional depreciation related to the Southlake refined product terminal and Ringgold crude oil storage facility acquired during 2001 and additional depreciation related to the recently completed capital projects.

Interest expense for the year ended December 31, 2001 was $3,811,000 as compared to $5,181,000 for 2000. During the period from January 1, 2001 to April 15, 2001, we incurred $2,513,000 of interest expense related to the $107,676,000 of debt due to parent that we assumed on July 1, 2000 and paid off on April 16, 2001. In addition, beginning April 16, 2001, Valero Logistics Operations borrowed $20,506,000 under the revolving credit facility resulting in $738,000 of interest expense for the eight and a half months ended December 31, 2001. Interest expense prior to July 1, 2000 relates only to the debt due to the Port of Corpus Christi Authority of Nueces County, Texas. Interest expense from July 1, 2000 through April 15, 2001 relates to the debt due to parent and the debt due to the Port of Corpus Christi Authority. Interest expense subsequent to April 16, 2001 relates to the borrowings under the revolving credit facility and the debt due to the Port of Corpus Christi Authority.

Equity income from Skelly-Belvieu for the year ended December 31, 2001 decreased $698,000, or 18%, as compared to 2000 due primarily to a 13% decrease in throughput barrels in the Skellytown to Mont Belvieu refined product pipeline. The decreased throughput in 2001 is due to both UDS and Phillips Petroleum Company utilizing greater quantities of natural gas to run their refining operations instead of selling the natural gas to third parties in Mont Belvieu.

Effective July 1, 2000, UDS transferred the assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business (predecessor) to Valero Logistics Operations (successor). As limited partnerships, Valero L.P. and Valero Logistics Operations are not subject to federal or state income taxes. Due to this change in tax status, the deferred income tax liability of $38,217,000 as of June 30, 2000 was written off in the statement of income of the Ultramar Diamond Shamrock Logistics Business (predecessor) for the six months ended June 30, 2000. The resulting net benefit for income taxes of $30,812,000 for the six months ended June 30, 2000, includes the write-off of the deferred income tax liability less the provision for income taxes of $7,405,000 for the six months ended June 30, 2000. The income tax provision for the six months ended June 30, 2000 was based upon the effective income tax rate for the Ultramar Diamond Shamrock Logistics Business of 38%. The effective income tax rate exceeds the U.S. federal statutory income tax rate due to state income taxes.

Income before income taxes for the year ended December 31, 2001 was $45,873,000 as compared to $39,845,000 for the year ended December 31, 2000. The increase of $6,028,000 is primarily due to the increase in revenues resulting from higher tariff rates and higher throughput barrels in our pipelines and terminals for 2001 as compared to 2000.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

The results of operations for the year ended December 31, 2000 presented in the following table are derived from the statement of income of the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000 and the combined statement of income of Valero L.P. and Valero Logistics Operations for the six months ended December 31, 2000, which in this discussion are combined and referred to as the year ended December 31, 2000. The results of operations for the year ended December 31, 1999 presented in the following table is derived from the statement of income for the Ultramar Diamond Shamrock Logistics Business for the year ended December 31, 1999.

Financial Data:

                                                                    Predecessor
                                                                    -----------
                                                    Year Ended       Year Ended
                                                   December 31,     December 31,
                                                       2000            1999
                                                       ----            ----
  Statement of Income Data:                               (in thousands)

  Revenues......................................... $ 92,053        $ 109,773
                                                      ------          -------
  Costs and expenses:
    Operating expenses.............................   29,877           24,248
    General and administrative expenses............    5,139            4,698
    Depreciation and amortization..................   12,260           12,318
    Taxes other than income taxes..................    3,628            4,765
                                                      ------          -------
       Total costs and expenses....................   50,904           46,029
    Gain on sale of property, plant and equipment..       -             2,478
                                                      ------          -------

  Operating income.................................   41,149           66,222
    Interest expense, net..........................   (5,181)            (777)
    Equity income from Skelly-Belvieu..............    3,877            3,874
                                                      ------          -------
  Income before income taxes....................... $ 39,845        $  69,319
                                                      ======          =======

Operating Data:

The following table reflects throughput barrels for our crude oil and refined product pipelines and the total throughput for all of our refined product terminals for the years ended December 31, 2000 and 1999. The throughput barrels for the year ended December 31, 2000 combine the barrels transported by the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000 with the barrels transported by Valero, L.P. for the six months ended December 31, 2000.

                                                                                       Predecessor
                                                                                       -----------
                                                                     Year Ended        Year Ended
                                                                     December 31,      December 31,
                                                                        2000              1999          % Change
                                                                        ----              ----          --------
                                                                      (in thousands of barrels)
        Crude oil pipeline throughput:
           Dixon to McKee....................................          22,736             22,305            2 %
           Wasson to Ardmore (both pipelines)................          28,003             26,339            6 %
           Ringgold to Wasson................................          10,724             10,982           (2)%
           Corpus Christi to Three Rivers....................          31,271             29,417            6 %
           Other crude oil pipelines.........................          15,157             13,172           15 %
                                                                      -------            -------
             Total crude oil pipelines.......................         107,891            102,215            6 %
                                                                      =======            =======

        Refined product pipeline throughput:
           McKee to Colorado Springs to Denver...............           8,982              9,064           (1)%
           McKee to El Paso..................................          22,277             19,767           13 %
           McKee to Amarillo (both pipelines) to Abernathy...          13,219             14,995          (12)%
           Amarillo to Albuquerque...........................           4,714              4,584            3 %
           McKee to Denver...................................           4,307              3,924           10 %
           Ardmore to Wynnewood..............................          20,705             20,014            3 %
           Three Rivers to Laredo............................           5,886              5,381            9 %
           Three Rivers to San Antonio.......................           9,761             10,154           (4)%
           Other refined product pipelines...................          23,537             20,667           14 %
                                                                      -------            -------
             Total refined product pipelines.................         113,388            108,550            4 %
                                                                      =======            =======

        Refined product terminal throughput..................          60,629             58,889            3 %
                                                                      =======            =======

Revenues for the year ended December 31, 2000 were $92,053,000 as compared to $109,773,000 for the year ended December 31, 1999, a decrease of 16% or $17,720,000. Effective January 1, 2000, we implemented revised tariff rates on many of our pipelines, which resulted in lower revenues being recognized in 2000 as compared to 1999. Adjusting the revenues for the year ended December 31, 1999 using the newly established tariff rates and the throughput barrels resulted in as adjusted revenues of $87,881,000. On a comparative basis, revenues increased $4,172,000 or 5%. The following discussion is based on a comparison of the as adjusted revenues for the year ended December 31, 1999 and the actual revenues for the year ended December 31, 2000:

o revenues for the McKee to El Paso refined product pipeline increased $1,618,000 due to a 13% increase in throughput barrels, resulting from higher refined product demand in El Paso and the Arizona market and temporary refinery disruptions on the West Coast;

o revenues increased $990,000 for the Corpus Christi to Three Rivers crude oil pipeline due to a 6% increase in throughput barrels. In 2000, UDS increased production at the Three Rivers refinery to meet the growing demand in south Texas;

o revenues generated from the refined product terminals were $15,516,000 for the year ended December 31, 2000 as compared to $15,238,000 for the year ended December 31, 1999 due to a combined 3% increase in throughput at the various terminals;

o revenues from the McKee to Denver refined product pipeline increased $266,000 in 2000 as compared to 1999 as throughput increased 10% due to increasing demand in Denver, Colorado;

o revenues from the Three Rivers to Pettus (Corpus Christi segment) refined product pipeline increased $433,000 in 2000 as compared to 1999 as throughput increased 112% due to rising refined product demand in south Texas; and

o revenues for the Three Rivers to Laredo refined product pipeline increased $260,000 for 2000 as compared to 1999 due to a 9% increase in throughput barrels, resulting from increased refined product demand in Laredo, Texas and its sister city of Nuevo Laredo, Mexico. Laredo, Texas is one of the fastest growing cities in the United States and UDS is the major supplier of refined products to this area of Texas.

Operating expenses increased $5,629,000, or 23%, in 2000 from 1999 primarily due to the following items:

o higher operating expenses of $538,000 resulting from a loss of $916,000 in 2000 as compared to a loss of $378,000 in 1999 due to the impact of volumetric expansions and contractions and discrepancies in the measurement of throughput. Effective July 1, 2000, the impact of these items is borne by the shippers in our pipelines and is therefore not reflected in operating expenses;

o    higher   maintenance   expenses   of   $1,747,000   primarily   related  to
     discretionary environmental expenditures on terminal operations;

o utility expenses increasing $1,801,000 in 2000 as compared to 1999 as a result of higher throughput barrels in most pipelines and terminals and higher electricity rates in the fourth quarter of 2000 as a result of higher natural gas costs; and

o higher salary and employee benefit expenses of $853,000 in 2000 as compared to 1999 due to increased benefit accruals and rising salary costs.

Depreciation and amortization expense decreased $58,000 for the year ended December 31, 2000 as compared to the year ended December 31, 1999 due to the sale of an additional 8.33% interest in the McKee to El Paso refined product pipeline and terminal in August 1999. Partially offsetting the decrease was additional depreciation related to the recently completed capital projects, including the expansion of the McKee to Colorado Springs and the Amarillo to Albuquerque refined product pipelines.

General and administrative expenses increased 9% in 2000 as compared to 1999 due to increased general and administrative costs at UDS while the net amount reimbursed by partners on jointly owned pipelines in 2000 remained comparable to 1999. General and administrative expenses were as follows:

                                                      Years Ended December 31,
                                                      ------------------------
                                                      2000                1999
                                                      ----                ----
                                                           (in thousands)

  Services Agreement.............................   $ 2,600            $      -
  Allocation of UDS general and administrative
       expenses..................................     2,839               5,201
  Third party expenses...........................       200                   -
  Reimbursements from partners on jointly
       owned pipelines...........................      (500)               (503)
                                                      -----               -----
                                                    $ 5,139             $ 4,698
                                                      =====               =====


Interest expense of $5,181,000 for the year ended December 31, 2000 was higher than the $777,000 recognized during the year ended December 31, 1999 due to the additional interest expense recognized in the third and fourth quarters of 2000 related to the $107,676,000 of debt due to parent.

Equity income from Skelly-Belvieu represents the 50% interest in the net income of Skelly-Belvieu Pipeline Company, which operates the Skellytown to Mont Belvieu refined product pipeline. Equity income from Skelly-Belvieu for the year ended December 31, 2000 was $3,877,000 as compared to $3,874,000 for the year ended December 31, 1999.

Effective July 1, 2000, UDS transferred the assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business (predecessor) to Valero Logistics Operations (successor). As limited partnerships, Valero L.P. and Valero Logistics Operations are not subject to federal or state income taxes. Due to this change in tax status, the deferred income tax liability of $38,217,00 as of June 30, 2000 was written off in the statement of income of the Ultramar Diamond Shamrock Logistics Business for the six months ended June 30, 2000. The resulting net benefit for income taxes of $30,812,000 for the six months ended June 30, 2000, includes the write-off of the deferred income tax liability less the provision for income taxes of $7,405,000 for the first six months of 2000. The income tax provision for 1999 was based upon the effective income tax rate for the Ultramar Diamond Shamrock Logistics Business of 38.3%. The effective income tax rate exceeds the U.S. federal statutory income tax rate due to state income taxes.

Income before income taxes for the year ended December 31, 2000 was $39,845,000 as compared to $69,319,000 for the year ended December 31, 1999. The decrease of $29,474,000, or 43%, is primarily due to the decreased tariff revenues as a result of the revised tariff rates that went into effect January 1, 2000, the impact of which was $21,892,000.

Outlook for First Quarter 2002 and Remainder of 2002

Due to an unusual combination of circumstances in the first quarter of 2002, Valero Energy significantly reduced its production at most of its refineries, including the McKee, Three Rivers and Ardmore refineries, for economic reasons. The exceptionally mild winter experienced throughout the United States, the impact to the economy in general of the September 11th terrorist attacks and the OPEC crude oil production cuts, contributed to weak refinery margins in January and February 2002. In addition, many of Valero Energy's refineries were down for scheduled maintenance turnarounds during this time, including the McKee and Three Rivers refineries.

As a result of Valero Energy's reduction in refinery production during January and February 2002, throughput in Valero L.P.'s pipelines and terminals in the first quarter of 2002 was lower than throughput levels in the fourth quarter of 2001, excluding the throughput for the Wichita Falls crude oil pipeline effective February 1, 2002. Accordingly, net income per unit for Valero L.P. was $0.50 per unit for the first quarter of 2002. Based on the additional cash flow generated from the Wichita Falls acquisition completed on February 1, 2002 and a return to normal operating levels, the board of directors approved an increase of $0.05 per unit in the quarterly cash distribution to $0.65 per unit for the first quarter of 2002.

So far during the second quarter of 2002, throughput levels in the Partnership's pipelines and terminals have returned to more normal levels since Valero Energy increased production at the McKee, Three Rivers and Ardmore refineries. With supply and demand fundamentals in the refining and marketing industry becoming more balanced, the Partnership anticipates that throughput levels will continue at normal levels for the balance of 2002; however, there can be no assurance that throughput levels will stay at these levels.

Based on the throughput improvements, the additional cash flow generated from the Wichita Falls Business acquired on February 1, 2002 and the additional cash flow anticipated from a crude hydrogen pipeline to be acquired in late May 2002, the Partnership expects to generate higher levels of distributable cash flow for the balance of 2002.

Liquidity and Capital Resources

Our primary cash requirements, in addition to normal operating expenses, are for capital expenditures (both maintenance and expansion), business and asset acquisitions, distributions to partners and debt service. We expect to fund our short-term needs for such items as maintenance capital expenditures and quarterly distributions to the partners from operating cash flows. Capital expenditures for long-term needs resulting from future expansion projects and acquisitions are expected to be funded by a variety of sources including cash flows from operating activities, borrowings under the revolving credit facility and the issuance of additional common units and other capital market transactions.

Financing

On December 15, 2000, Valero Logistics Operations entered into a five year $120,000,000 revolving credit facility. Borrowings under the revolving credit facility bear interest at either an alternative base rate or the LIBOR rate at the option of Valero Logistics Operations. The revolving credit facility requires that Valero Logistics Operations maintain certain financial ratios and includes other restrictive covenants, including a prohibition on distributions by Valero Logistics Operations if any default, as defined in the revolving credit facility, exists or would result from the distribution. Management believes that Valero Logistics Operations is in compliance with all of these ratios and covenants.

As of December 31, 2001, the outstanding balance of borrowings under the revolving credit facility was $16,000,000. On February 1, 2002, we borrowed $64,000,000 under the revolving credit facility to fund the acquisition of the Wichita Falls Business (except certain retained liabilities) from Valero Energy, resulting in an outstanding balance of $80,000,000 as of February 1, 2002.

Initial Public Offering

On April 16, 2001, we completed our initial public offering of 5,175,000 common units at a price of $24.50 per unit. Total proceeds were $126,787,000 before offering costs and underwriters' commissions. In addition, we borrowed $20,506,000 under our revolving credit facility. A summary of the use of proceeds is as follows (in thousands):


        Use of proceeds:
          Underwriters' commissions.......................           $   8,875
          Professional fees and other offering costs......               6,000
          Debt issuance costs.............................                 436
          Repayment of debt due to parent.................             107,676
          Reimbursement of capital expenditures...........              20,517
                                                                       -------
             Total use of proceeds........................           $ 143,504
                                                                       =======


The net proceeds of $3,789,000 were available for working capital and general corporate purposes.

Distributions

Valero L.P.'s partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders, subordinated unitholders and general partner will receive. During the subordination period, the holders of our common units are entitled to receive each quarter a minimum quarterly distribution of $0.60 per unit ($2.40 annualized) prior to any distribution of available cash to holders of our subordinated units. The subordination period is defined generally as the period that will end on the first day of any quarter beginning after December 31, 2005 if (1) we have distributed at least the minimum quarterly distribution on all outstanding units with respect to each of the immediately preceding three consecutive, non-overlapping four-quarter periods and (2) our adjusted operating surplus, as defined in our partnership agreement, during such periods equals or exceeds the amount that would have been sufficient to enable us to distribute the minimum quarterly distribution on all outstanding units on a fully diluted basis and the related distribution on the 2% general partner interest during those periods.

In addition, all of the subordinated units may convert to common units on a one-for-one basis on the first day following the record date for distributions for the quarter ending December 31, 2005, if we meet the tests set forth in the partnership agreement. If the subordination period ends, the rights of the holders of subordinated units will no longer be subordinated to the rights of the holders of common units and the subordinated units may be converted into common units.

For the period from April 16, 2001 to December 31, 2001, we paid cash distributions to unitholders totaling $21,571,000, which represents the required minimum quarterly distribution for that period. In addition, in February 2002, we paid a distribution of $0.60 per unit or $11,552,000 to unitholders representing the distribution of available cash generated in the fourth quarter of 2001. General partner cash distributions applicable to the period from April 16, 2001 to December 31, 2001, totaled $667,000, of which $236,000 related to cash generated in the fourth quarter of 2001.

Capital Requirements

The petroleum pipeline industry is capital-intensive, requiring significant investments to upgrade or enhance existing operations and to meet environmental regulations. Our capital expenditures consist primarily of:
o maintenance capital expenditures, such as those required to maintain equipment reliability and safety and to address environmental regulations; and
o expansion capital expenditures, such as those to expand and upgrade pipeline capacity and to construct new pipelines, terminals and storage facilities to meet Valero Energy's needs. In addition, expansion capital expenditures will include acquisitions of pipelines, terminals or storage assets owned by Valero Energy or other parties.
We expect to fund our capital expenditures from cash provided by operations and to the extent necessary, from proceeds of borrowings under the revolving credit facility and debt offerings.

During the year ended December 31, 2001, we incurred maintenance capital expenditures of $2,786,000 primarily related to tank and automation upgrades at the refined product terminals and cathodic (corrosion) protection and automation upgrades for both refined product and crude oil pipelines. Also during the year ended December 31, 2001, we incurred expansion capital expenditures of $15,140,000 for various acquisitions and capital projects. Acquisitions included the July 2001 acquisition of the Southlake refined product terminal from Valero Energy for $5,600,000 and the December 2001 acquisition of the Ringgold crude oil storage facility from Valero Energy for $5,200,000. Capital projects included $1,813,000 for rights-of-way related to the expansion of the Amarillo to Albuquerque refined product pipeline, which is net of Phillips Petroleum Company's 50% share of such cost.

Effective February 1, 2002, we exercised our option to purchase the Wichita Falls Business (except certain retained liabilities) from Valero Energy at a cost of $64,000,000.

During the year ended December 31, 2000, we incurred $7,022,000 of capital expenditures, including $4,704,000 relating to expansion capital projects and $2,318,000 related to maintenance projects. Expansion capital projects included the project to expand the capacity of the McKee to Colorado Springs refined product pipeline from 32,000 barrels per day to 52,000 barrels per day, which was completed in the fourth quarter of 2000.

During the year ended December 31, 1999, we incurred $9,373,000 of capital expenditures, including $5,392,000 relating to the expansion of the capacity of the McKee to Colorado Springs refined product pipeline from 32,000 barrels per day to 52,000 barrels per day, and $1,565,000 relating to the expansion of the total capacity of the McKee to El Paso refined product pipeline from 40,000 barrels per day to 60,000 barrels per day.

Partially offsetting the cash outflows related to capital expenditures are cash inflows from our 50% interest in Skelly-Belvieu Pipeline Company, the distributions from which totaled $2,874,000, $4,658,000 and $4,238,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

We anticipate that we will continue to have adequate liquidity to fund future recurring operating, investing and financing activities. Our ability to complete future debt and equity offerings and the timing of any such offerings will depend upon various factors including prevailing market conditions, interest rates and our financial condition.

Related Party Transactions

Services Agreement

Effective July 1, 2000, UDS entered into the Services Agreement with us, whereby UDS agreed to provide the corporate functions of legal, accounting, treasury, information technology and other services for an annual fee of $5,200,000 for a period of eight years. The $5,200,000 is adjustable annually based on the Consumer Price Index published by the U.S. Department of Labor, and may also be adjusted to take into account additional service levels necessitated by the acquisition or construction of additional assets. Management believes that the $5,200,000 is a reasonable approximation of the general and administrative costs related to our current pipeline, terminalling and storage operations. This annual fee is in addition to the incremental general and administrative costs incurred from third parties as a result of our being a publicly held entity.

The Services Agreement also requires that we reimburse UDS for various recurring costs of employees who work exclusively within the pipeline, terminalling and storage operations and for certain other costs incurred by Valero Energy relating solely to us. These employee costs include salary, wages and benefit costs. Concurrent with the acquisition of UDS by Valero Energy, Valero Energy became the obligor under the Services Agreement.

Prior to July 1, 2000, UDS allocated approximately 5% of its general and administrative expenses incurred in the United States to its pipeline, terminalling and storage operations to cover costs of centralized corporate functions and other corporate services. A portion of the allocated general and administrative costs is passed on to partners, which jointly own certain pipelines and terminals with us. Also, prior to July 1, 2000, the Ultramar Diamond Shamrock Logistics Business participated in UDS' centralized cash management program, wherein all cash receipts were remitted to UDS and all cash disbursements were funded by UDS. Other transactions include intercompany transportation, storage and terminalling revenues and related expenses, administrative and support expenses incurred by UDS and allocated to the Ultramar Diamond Shamrock Logistics Business and income taxes.

Pipelines and Terminals Usage Agreement

On April 16, 2001, UDS entered into the Pipelines and Terminals Usage Agreement with us, whereby UDS agreed to use our pipelines to transport at least 75% of the crude oil shipped to and at least 75% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and to use our refined product terminals for terminalling services for at least 50% of all refined products shipped from these refineries until at least April, 2008. For the year ended December 31, 2001, UDS used our pipelines to transport 78% of its crude oil shipped to and 80% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries, and used our terminalling services for 60% of all refined products shipped from these refineries. Valero Energy also assumed the obligation under the Pipelines and Terminals Usage Agreement in connection with the acquisition of UDS by Valero Energy.

Equity Ownership

As of December 31, 2001, UDS Logistics, LLC, an indirect wholly owned subsidiary of Valero Energy, owns 4,424,322 of our outstanding common units and all 9,599,322 of our outstanding subordinated units. As a result, UDS Logistics, LLC owns 71.6% of our outstanding equity and Riverwalk Logistics, L.P. owns the 2% general partner interest.

In addition, prior to its acquisition by Valero L.P. on February 1, 2002, the Wichita Falls Business was wholly owned by Valero Energy and such ownership interest is reflected as net parent investment as of December 31, 2001 in the combined balance sheet as of December 31, 2001.

Environmental

Our operations are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which we operate. Although we believe our operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, we have adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. However, some risk of environmental or other damage is inherent in pipeline, terminalling and storage operations, as it is with other entities engaged in similar businesses.

In connection with the transfer of assets and liabilities from the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations on July 1, 2000, UDS agreed to indemnify Shamrock Logistics Operations for environmental liabilities that arose prior to July 1, 2000. In connection with the initial public offering of Valero L.P. on April 16, 2001, UDS agreed to indemnify Valero L.P. for environmental liabilities that arose prior to April 16, 2001 and are discovered within 10 years after April 16, 2001. Excluded from this indemnification are liabilities that result from a change in environmental law after April 16, 2001. In addition, as an operator or owner of the assets, we could be held liable for pre-April 16, 2001 environmental damage should Valero Energy be unable to fulfill its obligation. However, we believe that such a situation is remote given Valero Energy's financial condition.

Environmental exposures are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of our liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on results of operations for any single period, we believe that such costs will not have a material adverse effect on our financial position. As of December 31, 2001, we have not incurred any environmental liabilities which were not covered by the environmental indemnification.

In conjunction with the sale of the Wichita Falls Business to Valero L.P., Valero Energy has agreed to indemnify Valero L.P. for any environmental liabilities that arose prior to February 1, 2002 and are discovered by April 15, 2011. As of and for the years ended December 31, 2001, 2000 and 1999, the Wichita Falls Business did not incur any environmental liability; thus there is no accrual as of December 31, 2001.

Critical Accounting Policies and Estimates

The  preparation  of  financial  statements  in  accordance  with United  States generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the amounts reported in the consolidated and combined financial statements and accompanying notes. Actual results could differ from those estimates. See Note 2: Summary of Significant Accounting Policies on page 37 for our significant accounting policies.

On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates. Any effects on our financial position or results of operations resulting from revisions to estimates are recorded in the period in which the facts and circumstances that give rise to the revision become known. We deem the following estimates and accounting policies to be critical:

Tariff Rates

Tariff rates which we charge for the transportation of crude oil and refined products in our pipelines are subject to extensive federal and/or state regulation. Reductions to the current tariff rates we charge could have a material adverse effect on our results of operations. Valero Energy has agreed not to challenge our tariff rates until at least April, 2008.

Depreciation

Depreciation expense is calculated using the straight-line method over the estimated useful lives of our property, plant and equipment. Because of the expected long useful lives of our property, plant and equipment, we depreciate them over a 3-year to 40-year period. Changes in the estimated useful lives of our property, plant and equipment could have a material adverse effect on our results of operations.

Goodwill

Goodwill is the excess of cost over the fair value of net assets acquired. Effective January 1, 2002, with the adoption of FASB Statement No. 142, "Goodwill and Other Intangible Assets," amortization of goodwill ceased and the unamortized balance will be tested annually for impairment. Management's estimates will be crucial to determining whether an impairment exists and, if so, the effect of such impairment. We believe that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

Environmental Liabilities

Environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which we operate impact our business. Although we believe our operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Environmental remediation costs are expensed and the associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. In connection with the initial public offering of Valero L.P., Valero Energy agreed to indemnify us for environmental liabilities that arose prior to April 16, 2001 and are discovered within 10 years after April 16, 2001. Excluded from this indemnification are costs that arise from changes in environmental law after April 16, 2001. In addition, as an operator or owner of the assets, we could be held liable for pre-April 16, 2001 environmental damage should Valero Energy be unable to fulfill its obligation. However, we believe that such a situation is remote given Valero Energy's financial condition. As of December 31, 2001, we have not incurred any environmental liabilities which were not covered by the environmental indemnification.

Income Taxes

Although we are a limited partnership and not subject to federal or state income taxes, the IRS could challenge positions we have taken for tax purposes and could treat us as a corporation. While we believe challenges to our positions should be rare, any changes to our tax structure could have a material adverse effect on our results of operations.

Relationship with Valero Energy

Under the Services Agreement, we pay Valero Energy $5,200,000 per year for performing general and administrative services and reimburse it for other costs, including employee and third party costs as well as costs incurred by reason of our being a public entity. The Service Agreement and other agreements with Valero Energy are described under Related Party Transactions on page 23. From time to time, we need to make judgments as to whether or not particular services are covered by the $5,200,000 annual fee. These service judgments are reviewed by our internal and independent auditors and reported to our audit committee at least quarterly.

New Accounting Pronouncements

FASB Statement No. 141

In June 2001, the FASB issued Statement No. 141, " Business Combinations." Statement No. 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations within the scope of Statement No. 141 are to be accounted for using the purchase method. The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. We implemented Statement No. 141 on July 1, 2001; however, the acquisition of the Southlake refined product terminal, the Ringgold crude oil storage facility and the Wichita Falls Business have been accounted for at historical cost because they were acquired from our parent.

FASB Statement No. 142

Also in June 2001,  the FASB  issued  Statement  No.  142,  "Goodwill  and Other
Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. We have reviewed the requirements of Statement No. 142 and the impact of adoption effective
January 1, 2002 resulted in the cessation of goodwill amortization beginning January 1, 2002, which amortization approximates $300,000 annually. In addition, we believe that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

FASB Statement No. 143

Also in June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized asset retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. We are currently evaluating the impact of adopting this new statement.

FASB Statement No. 144

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. There was no impact to our financial position or results of operations as a result of adopting this statement effective January 1, 2002.

FASB Statement No. 145

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement:
o rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt,"
o rescinds Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,"
o rescinds Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and
o amends Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.
This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of Statement No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002 and the provisions of this statement related to the Statement No. 13 sale-leaseback inconsistency shall be effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of this statement shall be effective for financial statements issued on or after May 15, 2002, with earlier application encouraged. We do not expect that the adoption of this statement will have a material impact on our financial position or results of operations.

Certain Forward-Looking Statements

This current report on Form 8-K contains certain "forward-looking" statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and information relating to us that is based on the beliefs of management as well as assumptions made by and information currently available to management. When used in this report, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar expressions, as they relate to us or management, identify forward-looking statements. Such statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations, including as a result of competitive factors such as competing pipelines, pricing pressures, changes in market conditions, reductions in production at the refineries that we supply with crude oil and whose refined products we transport, inability to acquire additional non-affiliated pipeline entities, reductions in space allocated to us in interconnecting third party pipelines, shifts in market demand, general economic conditions and other factors.

Should one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

Valero L.P. currently does not engage in interest rate, foreign currency exchange rate or commodity price hedging transactions.

The principal market risk (i.e., the risk of loss arising from adverse changes in market rates and prices) to which we are exposed is interest rate risk on our debt. We manage our debt considering various financing alternatives available in the market. Borrowings under our revolving credit facility do not give rise to significant interest rate risk because the interest rate on borrowings under the revolving credit facility float with market rates. Thus the carrying amount of outstanding borrowings under the revolving credit facility approximates fair value. Our remaining debt is fixed rate debt with an 8% interest rate. The estimated fair value of our fixed rate debt as of December 31, 2001 was $11,240,000 as compared to the carrying value of $10,122,000. The fair value was estimated using discounted cash flow analysis, based on current incremental borrowing rates for similar types of borrowing arrangements. Because the total of this fixed rate debt is not material to our financial position or performance, there is currently minimal impact related to market interest rate risk.

RESTATED FINANCIAL STATEMENTS

Item 8.  Financial Statements and Supplementary Data



                    Report of Independent Public Accountants


To the Board of Directors and Unitholders of Valero L.P.:

We have audited the accompanying consolidated and combined balance sheets of Valero L.P., formerly Shamrock Logistics, L.P. (a Delaware limited partnership) and Valero Logistics Operations, L.P., formerly Shamrock Logistics Operations, L.P. successor to the Ultramar Diamond Shamrock Logistics Business (a Delaware limited partnership) (collectively, the Partnerships) as of December 31, 2001 and 2000 (successor), and the related consolidated and combined statements of income, cash flows, partners' equity/net parent investment for the year ended December 31, 2001 and the six months ended December 31, 2000 (successor) and the related combined statements of income, cash flows, partners' equity/net parent investment for the six months ended June 30, 2000 and the year ended December 31, 1999 (predecessor). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of the Partnerships as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.


                                                         /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
May 14, 2002



                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
   (formerly Shamrock Logistics, L.P. and Shamrock Logistics Operations, L.P.)
         (successor to the Ultramar Diamond Shamrock Logistics Business)
                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                                         December 31,
                                                                                         ------------
                                                                                     2001             2000
                                                                                     ----             ----
                                   Assets                                         (restated)
Current assets:
   Cash and cash equivalents...............................................       $   7,796         $       4
   Receivable from parent..................................................           6,292            22,348
   Accounts receivable.....................................................           2,855             2,386
   Other current assets....................................................               -             3,528
                                                                                    -------           -------
      Total current assets.................................................          16,943            28,266
                                                                                    -------           -------

Property, plant and equipment..............................................         470,401           388,537
Less accumulated depreciation and amortization.............................        (121,389)         (108,520)
                                                                                    -------           -------
   Property, plant and equipment, net......................................         349,012           280,017
Goodwill, net..............................................................           4,715             5,014
Investment in affiliate....................................................          16,492            16,187
Other noncurrent assets, net...............................................             384                 -
                                                                                    -------           -------
    Total assets...........................................................       $ 387,546         $ 329,484
                                                                                    =======           =======

                      Liabilities and Partners' Equity
Current liabilities:
   Current portion of long-term debt.......................................       $     462         $     608
   Accounts payable and accrued liabilities................................           4,215             2,685
   Taxes other than income taxes...........................................           1,894             3,601
                                                                                    -------           -------
      Total current liabilities............................................           6,571             6,894

Long-term debt, less current portion.......................................          25,660            10,076
Debt due to parent.........................................................               -           107,676
Other long-term liabilities................................................               2                 -
Deferred income tax liabilities............................................          13,147                 -
Commitments and contingencies

Partners' equity:
   Common Units (9,599,322 outstanding as of December 31, 2001)............         169,305                 -
   Subordinated Units (9,599,322 outstanding as of December 31, 2001)......         116,399                 -
   Limited partners' equity................................................               -           202,790
   General partner equity..................................................           5,831             2,048
   Net parent investment...................................................          50,631                 -
                                                                                    -------           -------
     Total partners' equity................................................         342,166           204,838
                                                                                    -------           -------
     Total liabilities and partners' equity................................       $ 387,546         $ 329,484
                                                                                    =======           =======

    See accompanying notes to consolidated and combined financial statements.




                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
   (formerly Shamrock Logistics, L.P. and Shamrock Logistics Operations, L.P.)
         (successor to the Ultramar Diamond Shamrock Logistics Business)
                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
                  (in thousands, except unit and per unit data)

                                                                      Successor                        Predecessor
                                                           -------------------------------     -----------------------------
                                                                              Six Months       Six Months
                                                            Year Ended          Ended            Ended           Year Ended
                                                            December 31,      December 31,      June 30,         December 31,
                                                               2001              2000             2000              1999
                                                               ----              ----             ----              ----

Revenues...............................................      $ 98,827          $ 47,550         $ 44,503         $ 109,773
                                                               ------            ------           ------           -------

Costs and expenses:
   Operating expenses..................................        29,997            14,419           15,458            24,248
   General and administrative expenses.................         5,349             2,549            2,590             4,698
   Depreciation and amortization.......................        13,390             5,924            6,336            12,318
   Taxes other than income taxes.......................         3,586             1,174            2,454             4,765
                                                               ------            ------           ------           -------
      Total costs and expenses.........................        52,322            24,066           26,838            46,029

   Gain on sale of property, plant and equipment.......             -                 -                -             2,478
                                                               ------            ------           ------           -------

Operating income.......................................        46,505            23,484           17,665            66,222
  Interest expense, net................................        (3,811)           (4,748)            (433)             (777)
  Equity income from affiliate.........................         3,179             1,951            1,926             3,874
                                                               ------            ------           ------           -------

Income before income taxes.............................        45,873            20,687           19,158            69,319
  Benefit (provision) for income taxes.................             -                 -           30,812           (26,521)
                                                               ------            ------           ------           -------
Net income.............................................      $ 45,873          $ 20,687         $ 49,970         $  42,798
                                                               ======            ======           ======           =======

Allocation of 2001 net income:
  Net income applicable to the period January 1 to
    April 15, 2001.....................................      $ 10,126
  Net income applicable to the period  after
    April 15, 2001.....................................        35,747
                                                               ------
       Net income.....................................       $ 45,873
                                                               ======
General partner interest in net income applicable
  to the period after April 15, 2001...................      $    715
                                                               ======
Limited partners' interest in net income applicable
  to the period after April 15, 2001...................      $ 35,032
                                                               ======
Basic and diluted net income per unit applicable to
  the period after April 15, 2001......................      $   1.82
                                                               ======
Weighted average number of units outstanding for
   the period from April 16 to December 31, 2001.......    19,198,644
                                                           ==========

    See accompanying notes to consolidated and combined financial statements.



                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
   (formerly Shamrock Logistics, L.P. and Shamrock Logistics Operations, L.P.)
         (successor to the Ultramar Diamond Shamrock Logistics Business)
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                    Successor                         Predecessor
                                                            -----------------------------     ------------------------------
                                                                             Six Months        Six Months
                                                            Year Ended         Ended             Ended           Year Ended
                                                            December 31,     December 31,       June 30,         December 31,
                                                               2001             2000              2000              1999
                                                               ----             ----              ----              ----
Cash Flows from Operating Activities:                       (restated)
Net income ...........................................      $  45,873         $ 20,687         $ 49,970          $ 42,798
Adjustments to reconcile net income to
 net cash provided by (used in) operating activities:
  Depreciation and amortization.......................         13,390            5,924            6,336            12,318
  Amortization of debt issuance costs.................             90                -                -                 -
  Equity income from affiliate........................         (3,179)          (1,951)          (1,926)           (3,874)
  Gain on sale of property, plant and equipment.......              -                -                -            (2,478)
  (Benefit) provision for deferred income taxes.......              -                -          (36,677)            3,622
  Changes in operating assets and liabilities:
   Decrease (increase) in receivable from parent......         16,056          (22,347)               -                (1)
   Decrease (increase) in accounts receivable.........           (469)          (1,676)             263               (42)
   Decrease (increase) in other current assets........          3,528           (3,528)               -                 -
   Increase (decrease) in accounts payable, accrued
     liabilities and taxes other than income taxes....           (559)           2,810              492              (142)
   Increase in other noncurrent assets................           (474)               -                -                 -
   Increase (decrease) in other long-term liabilities.              2                -             (137)           (2,225)
                                                               ------          -------          -------            ------
  Net cash provided by (used in) operating activities.         74,258              (81)          18,321            49,976
                                                               ------          -------          -------            ------

Cash Flows from Investing Activities:
Maintenance capital expenditures......................         (2,786)            (619)          (1,699)           (2,060)
Expansion capital expenditures........................        (15,140)          (1,518)          (3,186)           (7,313)
Distributions received from affiliate.................          2,874            2,352            2,306             4,238
Proceeds from sale of property, plant and equipment...              -                -                -            12,000
                                                             --------          -------          --------           ------
  Net cash (used in) provided by investing activities.        (15,052)             215           (2,579)            6,865
                                                             --------          -------          --------           ------

Cash Flows from Financing Activities:
Proceeds from long-term debt borrowings...............         25,506                -                -                 -
Repayment of long-term debt...........................        (10,068)            (134)            (284)             (353)
Partners' contributions...............................              -                1                -                 1
Distributions to parent and affiliates................        (29,000)               -          (15,458)          (56,489)
Net proceeds from sale of common units to the public..        111,912                -                -                 -
Distribution to affiliates of parent for
  reimbursement of capital expenditures...............        (20,517)               -                -                 -
Repayment of debt due to parent.......................       (107,676)               -                -                 -
Payment of distributions to unitholders...............        (21,571)               -                -                 -
                                                             --------          -------          -------           -------
  Net cash used in financing activities...............        (51,414)            (133)         (15,742)          (56,841)
                                                             --------          -------          -------           -------
Net increase in cash and cash equivalents.............          7,792                1                -                 -
Cash and cash equivalents as of the beginning
  of period...........................................              4                3                3                 3
                                                             --------          -------          -------           -------
Cash and cash equivalents as of the end of period.....     $    7,796        $       4        $       3         $       3
                                                             ========          =======          =======           =======

Non-Cash Activities - Deemed contribution of the
  Wichita Falls Business to Valero L.P. by Valero
  Energy:
     Property, plant and equipment....................     $  (64,160)       $       -        $       -         $       -
     Accrued liabilities and taxes other than income
       taxes..........................................            382                -                -                 -
     Deferred income tax liabilities..................         13,147                -                -                 -
     Net parent investment............................         50,631                -                -                 -

    See accompanying notes to consolidated and combined financial statements.

        SHAMROCK LOGISTICS, L.P. AND SHAMROCK LOGISTICS OPERATIONS, L.P.
         (successor to the Ultramar Diamond Shamrock Logistics Business)
          COMBINED STATEMENTS OF PARTNERS' EQUITY/NET PARENT INVESTMENT
              Six Months Ended December 31, 2000 and June 30, 2000
                      and the Year Ended December 31, 1999
                                 (in thousands)

     Balance as of January 1, 1999................................  $ 268,497
          Net income..............................................     42,798
          Net change in parent advances...........................    (56,489)
          Partners' contributions.................................          1
                                                                     --------

     Balance as of December 31, 1999..............................    254,807

          Net income..............................................     49,970
          Net change in parent advances...........................    (15,458)
          Formalization of the terms of debt due to parent........   (107,676)
                                                                     --------
     Balance as of June 30, 2000..................................    181,643
          Net income..............................................     20,687
          Partners' contributions.................................          1
          Environmental liabilities as of June 30, 2000 retained
            by Ultramar Diamond Shamrock Corporation..............      2,507
                                                                     --------
     Balance as of December 31, 2000..............................  $ 204,838
                                                                     ========


                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
   (formerly Shamrock Logistics, L.P. and Shamrock Logistics Operations, L.P.)
         (successor to the Ultramar Diamond Shamrock Logistics Business)
             CONSOLIDATED AND COMBINED STATEMENT OF PARTNERS' EQUITY
                          Year Ended December 31, 2001
                                 (in thousands)

                                                       Limited Partners'                            Net           Total
                                                    -------------------------       General        Parent        Partners'
                                                      Common     Subordinated       Partner      Investment       Equity
                                                      ------     ------------       -------      ----------      ---------
Combined balance as of January 1, 2001.........     $ 202,790    $       -           $ 2,048      $      -       $ 204,838
Net income applicable to the period
  January 1 to April 15, 2001..................        10,025            -               101             -          10,126
Distributions to affiliates of Ultramar
  Diamond Shamrock Corporation of net
  income applicable to the period July 1, 2000
  to April 15, 2001............................       (28,710)           -              (290)            -         (29,000)
Distribution to affiliates of Ultramar
  Diamond Shamrock Corporation for
  reimbursement of capital expenditures........       (20,517)           -                 -             -         (20,517)
Issuance of  common and subordinated units                                                                             -
  for the contribution of  Valero Logistics
  Operations' limited partner interest.........      (113,141)     109,453             3,688             -
Sale of common units to the public ............       111,912            -                 -             -         111,912
Net income applicable to the period
  from April 16 to December 31, 2001...........        17,516       17,516               715             -          35,747
Cash distributions to unitholders..............       (10,570)     (10,570)             (431)            -         (21,571)
Adjustment for the Wichita Falls Business
  transaction..................................             -            -                 -        50,631          50,631
                                                     --------      -------             -----        ------         -------
Consolidated balance as of December 31,
  2001.........................................    $  169,305    $ 116,399           $ 5,831      $ 50,631       $ 342,166
                                                     ========      =======             =====        ======         =======

    See accompanying notes to consolidated and combined financial statements.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
  (formerly Shamrock Logistics, L.P. and Shamrock Logistics Operations, L.P.)
        (successor to the Ultramar Diamond Shamrock Logistics Business)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
     Year Ended December 31, 2001 and the Six Months Ended December 31, 2000 (successor) and June 30, 2000 and the Year Ended December 31, 1999 (predecessor)


NOTE 1: Organization

Valero L.P. (formerly Shamrock Logistics, L.P.), a Delaware limited partnership and majority-owned subsidiary of Valero Energy Corporation was formed to ultimately acquire Valero Logistics Operations, L.P. (formerly Shamrock Logistics Operations, L.P.)

Valero Logistics Operations, L.P. (Valero Logistics Operations), a Delaware limited partnership and a subsidiary of Valero L.P., was formed to operate the crude oil and refined product pipeline, terminalling and storage assets of the Ultramar Diamond Shamrock Logistics Business.

Valero L.P. owns and operates most of the crude oil and refined product pipeline, terminalling and storage assets located in Texas, Oklahoma, New Mexico and Colorado that support Valero Energy Corporation's (Valero Energy) McKee, Three Rivers and Ardmore refineries located in Texas and Oklahoma.

Valero Energy is an independent refining and marketing company. Prior to the acquisition of Ultramar Diamond Shamrock Corporation (UDS) on December 31, 2001, Valero Energy owned and operated six refineries in Texas (3), California, Louisiana and New Jersey with a combined throughput capacity of more than 1,100,000 barrels per day. Valero Energy produces premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel fuel and oxygenates and gasoline meeting specifications of the California Air Resources Board
(CARB). Valero Energy also produces conventional gasoline, distillates, jet fuel, asphalt and petrochemicals and markets its products through an extensive wholesale bulk and rack marketing network, and through branded retail and other retail distributor locations.

UDS was an independent refiner and retailer of refined products and convenience store merchandise in the central, southwest and northeast regions of the United States and eastern Canada. UDS owned and operated seven refineries located in Texas (2), California (2), Oklahoma, Colorado and Quebec, Canada and marketed its products through a network of approximately 4,500 convenience stores and 86 cardlock stations. In the northeast United States and in eastern Canada, UDS sold, on a retail basis, home heating oil to approximately 250,000 households.

Valero Energy's refining operations include various logistics assets (pipelines, terminals, marine dock facilities, bulk storage facilities, refinery delivery racks, rail car loading equipment and shipping and trucking operations) that support the refining and retail operations. A portion of the logistics assets consists of crude oil and refined product pipelines, refined product terminals and crude oil storage facilities located in Texas, Oklahoma, New Mexico and Colorado that support the McKee, Three Rivers and Ardmore refineries located in Texas and Oklahoma. These pipeline, terminalling and storage assets transport crude oil and other feedstocks to the refineries and transport refined products from the refineries to terminals for further distribution. Valero Energy markets the refined products produced by these refineries primarily in Texas, Oklahoma, Colorado, New Mexico and Arizona through a network of approximately 2,700 company-operated and dealer-operated convenience stores, as well as through other wholesale and spot market sales and exchange agreements.

Reorganization Related to the Wichita Falls Business

On February 1, 2002, Valero L.P. acquired the Wichita Falls Crude Oil Pipeline and Storage Business (the Wichita Falls Business) (except for certain retained liabilities) from Valero Energy for $64,000,000. The Wichita Falls Business owns and operates the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, which Valero L.P. had an option to purchase pursuant to the Omnibus Agreement between Valero L.P. and UDS.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

On December 31, 2001, Valero Energy acquired UDS, including the Wichita Falls Business and the 73.6% ownership interest in Valero L.P. held by subsidiaries of UDS, in a purchase business combination. As a result of Valero Energy's acquisition of UDS, Valero Energy became the controlling owner of both the Wichita Falls Business and Valero L.P. on December 31, 2001.

Because of Valero L.P.'s affiliate relationship with the Wichita Falls Business, the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002 constituted a transaction between entities under common control and, as such, was accounted for as a reorganization of entities under common control. Accordingly, the acquisition was recorded at Valero Energy's historical net book value related to the Wichita Falls Business, which approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001. In addition, the consolidated financial statements and notes thereto of Valero L.P. as of December 31, 2001 have been restated to include the Wichita Falls Business as if it had been combined with Valero L.P. effective December 31, 2001.

Acquisition of UDS by Valero Energy

On May 7, 2001, UDS announced that it had entered into an Agreement and Plan of Merger (the acquisition agreement) with Valero Energy whereby UDS agreed to be acquired by Valero Energy for total consideration of approximately $4.3 billion. In September 2001, the board of directors and shareholders of both UDS and Valero Energy approved the acquisition and, on December 31, 2001, Valero Energy completed its acquisition of UDS. Under the acquisition agreement, UDS shareholders received, for each share of UDS common stock they held, at their election, cash, Valero Energy common stock or a combination of cash and Valero Energy common stock, having a value equal to the sum of $27.50 plus 0.614 shares of Valero Energy common stock valued at $35.78 per share (based on the average closing Valero Energy common stock price over a ten trading-day period ending three days prior to December 31, 2001).

Shamrock Logistics, L.P. (Shamrock Logistics) and Shamrock Logistics Operations, L.P. (Shamrock Logistics Operations) were both subsidiaries of UDS. On December 31, 2001, upon Valero Energy's acquisition of UDS, Valero Energy assumed UDS' ownership of Shamrock Logistics and Shamrock Logistics Operations. Effective January 1, 2002, Shamrock Logistics was renamed Valero L.P. and its trading symbol on the NYSE was changed from "UDL" to "VLI." Also, effective January 1, 2002, Shamrock Logistics Operations was renamed Valero Logistics Operations, L.P.

Valero Energy is the ultimate parent of Riverwalk Logistics, L.P., the general partner of both Valero L.P. and Valero Logistics Operations. In addition, Valero Energy became the obligor under the various agreements between UDS and us, including the Services Agreement, the Pipelines and Terminals Usage Agreement and the environmental indemnification.

As used in these financial statements, the terms "we," "our," "us" or similar words or phrases may refer, depending on the context, to Valero L.P. or Valero Logistics Operations or both of them taken as a whole.

Reorganizations and Initial Public Offering

Prior to July 1, 2000, the pipeline, terminalling and storage assets and operations included in these financial statements were referred to as the Ultramar Diamond Shamrock Logistics Business as if it had existed as a single separate entity from UDS. UDS formed Valero Logistics Operations to assume ownership of and to operate the assets of the Ultramar Diamond Shamrock Logistics Business. Effective July 1, 2000, UDS transferred the crude oil and refined product pipelines, terminalling and storage assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business (predecessor) to Valero Logistics Operations (successor). The transfer of assets and certain liabilities to Valero Logistics Operations represented a reorganization of entities under common control and was recorded at historical cost.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

Effective with the closing of an initial public offering of common units of Valero L.P. on April 16, 2001, the ownership of Valero Logistics Operations held by various subsidiaries of UDS was transferred to Valero L.P. in exchange for ownership interests (common and subordinated units) in Valero L.P. This transfer also represented a reorganization of entities under common control and was recorded at historical cost.

The financial statements included in this Form 8-K represent the consolidated and combined financial statements of Valero L.P., Valero Logistics Operations, the Wichita Falls Business and the Ultramar Diamond Shamrock Logistics Business as follows:
o consolidated and combined financial statements of Valero L.P., Valero Logistics Operations (successor) and the Wichita Falls Business as of December 31, 2001;
o consolidated financial statements of Valero L.P. and Valero Logistics Operations (successor) for the period from April 16, 2001 to December 31, 2001;
o combined financial statements of Valero L.P. and Valero Logistics Operations (successor) as of December 31, 2000 and for the period from July 1, 2000 to December 31, 2000 and the period from January 1, 2001 to April 15, 2001; and
o combined financial statements of Valero L.P., Valero Logistics Operations and the Ultramar Diamond Shamrock Logistics Business (predecessor) for the six months ended June 30, 2000 and for the year ended December 31, 1999.
This consolidated and combined financial statement presentation more clearly reflects our financial position and results of operations as a result of the recent reorganizations of entities under common control.

Operations

Our operations include interstate pipelines, which are subject to regulation by the Federal Energy Regulatory Commission (FERC) and intrastate pipelines, which are subject to regulation by either the Texas Railroad Commission, the Oklahoma Public Utility Commission or the Colorado Public Utility Commission, depending on the location of the pipeline. These regulations include rate regulations, which govern the tariff rates charged to pipeline customers for transportation through a pipeline. Tariff rates for each pipeline are required to be filed with the respective commission upon completion of a pipeline and when a tariff rate is being revised. In addition, the regulations include annual reporting requirements for each pipeline.

The following is a listing of our principal assets and operations:

Crude Oil Pipelines
-------------------
  Corpus Christi to Three Rivers
  Wasson to Ardmore (both pipelines)
  Ringgold to Wasson
  Dixon to McKee
  Wichita Falls to McKee
  Various other crude oil pipelines

Refined Product Pipelines
-------------------------
  McKee to El Paso
  McKee to Denver  (operated  by Phillips  Pipeline  Company)
  McKee to Colorado Springs to Denver
  McKee to Amarillo (both pipelines) to Abernathy
  Amarillo to Albuquerque
  Three Rivers to San Antonio
  Three Rivers to Laredo
  Ardmore to Wynnewood
  Various other refined product pipelines

              VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

 Crude Oil Storage Facilities and Refined Product Terminals
-----------------------------------------------------------
  Corpus Christi crude oil storage facility
  Ringgold crude oil storage facility
  Wichita Falls crude oil storage facility
    Southlake refined product terminal
  El Paso refined product terminal
  Amarillo refined product terminal
  Denver refined product terminal
  Colorado Springs refined product terminal
  San Antonio refined product terminal
  Laredo refined product terminal
  Various other crude oil storage facilities and refined product terminals

Investment in Affiliate - Skelly-Belvieu Pipeline Company, LLC
--------------------------------------------------------------
Formed in 1993, the Skelly-Belvieu Pipeline Company, LLC (Skelly-Belvieu) owns a natural gas liquids pipeline that begins in Skellytown, Texas and extends to Mont Belvieu, Texas near Houston. Skelly-Belvieu is owned 50% by Valero Logistics Operations and 50% by Phillips Pipeline Company.

Assets Retained by Valero Energy (formerly UDS)
-----------------------------------------------
UDS and its affiliates had retained certain pipeline, terminalling and storage assets as of July 1, 2000 because they were either (a) undergoing construction activities, (b) being evaluated for other developmental opportunities, or (c) inactive. We had the option to purchase the assets that were undergoing construction activities, which consisted of the Wichita Falls crude oil pipeline and crude oil storage facility, the Southlake refined product terminal and the Ringgold crude oil storage facility. The Southlake refined product terminal and the Ringgold crude oil storage facility were purchased by us in 2001, and the Wichita Falls crude oil pipeline and crude oil storage facility was purchased by us on February 1, 2002 (see Note 4: Acquisitions).

NOTE 2: Summary of Significant Accounting Policies

Basis of Presentation: These consolidated and combined financial statements include the accounts and operations of Valero L.P., Valero Logistics Operations and the Wichita Falls Business (effective December 31, 2001). All intercompany transactions have been eliminated. The investment in affiliate is accounted for under the equity method. The operations of certain of the crude oil and refined product pipelines and terminals that are jointly owned with other companies are proportionately consolidated in the accompanying financial statements.

Use of Estimates: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to commitments, contingencies and environmental liabilities, based on currently available information. Changes in facts and circumstances may result in revised estimates.

Cash and Cash Equivalents: All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

Property, Plant and Equipment: Property, plant and equipment is stated at cost. Additions to property, plant and equipment, including maintenance and expansion capital expenditures and capitalized interest, are recorded at cost. Maintenance capital expenditures represent capital expenditures to replace partially or fully depreciated assets to maintain the existing operating capacity of existing assets and extend their useful lives. Expansion capital expenditures represent capital expenditures to expand the operating capacity of existing assets, whether through construction or acquisition. Repair and maintenance expenses associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets. For certain interstate pipelines, the depreciation rate used is based on FERC requirements and ranges from 1% to 17% of the net asset value. When property, plant and equipment is retired or otherwise disposed of, the difference between the carrying value and the net proceeds is recognized as gain or loss in the statement of income in the year retired.

Goodwill: The excess of cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years. Effective January 1, 2002, amortization of goodwill ceased and the unamortized balance will be tested annually for impairment. See the discussion of FASB Statement No. 142 below regarding these required accounting changes.

Impairment: Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of recoverability is performed using undiscounted estimated net cash flows generated by the related asset. If an asset is deemed to be impaired, the amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows. Effective January 1, 2002, impairment accounting requirements will change. See the discussion of FASB Statement No. 144 below regarding the required accounting change.

Environmental Remediation Costs: Environmental remediation costs are expensed and the associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Accrued liabilities are not discounted to present value and are not reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration, including direct internal costs, and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods.

Revenue Recognition: Revenues are derived from interstate and intrastate pipeline transportation, storage and terminalling of refined products and crude oil. Transportation revenues (based on pipeline tariff rates) are recognized as refined product or crude oil is transported through the pipelines. In the case of crude oil pipelines, the cost of the storage operations are included in the crude oil pipeline tariff rates. Terminalling revenues (based on a terminalling fee) are recognized as refined products are moved into the terminal and as additives are blended with refined products.

Operating Expenses: Operating expenses consist primarily of fuel and power costs, telecommunication costs, labor costs of pipeline field and support personnel, maintenance, utilities and insurance. Such expenses are recognized as incurred.

Federal and State Income Taxes: For the periods prior to July 1, 2000, the Ultramar Diamond Shamrock Logistics Business was included in the consolidated federal and state income tax returns of UDS. Deferred income taxes were computed based on recognition of future tax expense or benefits, measured by enacted tax rates that were attributable to taxable or deductible temporary differences between financial statement and income tax reporting bases of assets and liabilities. The current portion of income taxes payable prior to July 1, 2000 was due to UDS and has been included in the net parent investment amount.

The Wichita Falls Business was included in UDS' (now Valero Energy's) consolidated federal and state income tax returns. Deferred income taxes were computed based on recognition of future tax expense or benefits, measured by enacted tax rates that were attributable to taxable or deductible temporary differences between financial statement and income tax reporting bases of assets and liabilities. No recognition will be given to federal or state income taxes associated with the Wichita Falls Business for financial statement purposes for periods subsequent to its acquisition by Valero L.P. The deferred income tax liabilities related to the Wichita Falls Business as of February 1, 2002 were retained by Valero Energy and were credited to net parent investment upon the transfer of the Wichita Falls Business to Valero L.P.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

Valero L.P. and Valero Logistics Operations are limited partnerships and are not subject to federal or state income taxes. Accordingly, the taxable income or loss of Valero L.P. and Valero Logistics Operations, which may vary substantially from income or loss reported for financial reporting purposes, is generally includable in the federal and state income tax returns of the individual partners. For transfers of publicly held units subsequent to the initial public offering, we have made an election permitted by section 754 of the Internal Revenue Code to adjust the common unit purchaser's tax basis in our underlying assets to reflect the purchase price of the units. This results in an allocation of taxable income and expense to the purchaser of the common units, including depreciation deductions and gains and losses on sales of assets, based upon the new unitholder's purchase price for the common units.

Net Parent Investment: The net parent investment, prior to July 1, 2000, represents a net balance as the result of various transactions between the Ultramar Diamond Shamrock Logistics Business and UDS. There are no terms of settlement or interest charges associated with this balance. The balance was the result of the Ultramar Diamond Shamrock Logistics Business' participation in UDS's central cash management program, wherein all of the Ultramar Diamond Shamrock Logistics Business' cash receipts were remitted to UDS and all cash disbursements were funded by UDS. Other transactions included intercompany transportation, storage and terminalling revenues and related expenses, administrative and support expenses incurred by UDS and allocated to the Ultramar Diamond Shamrock Logistics Business, and income taxes. In conjunction with the transfer of the assets and liabilities of the Ultramar Diamond Shamrock Logistics Business to Valero Logistics Operations on July 1, 2000, Valero L.P. and Valero Logistics Operations issued limited and general partner interests to various UDS subsidiaries.

The net parent investment as of December 31, 2001 represents the historical cost to Valero Energy, net of deferred income tax liabilities and certain other accrued liabilities, related to the Wichita Falls Business. The Wichita Falls Business is included in Valero L.P. as of December 31, 2001 due to a reorganization of entities under common control resulting from the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002, for which we paid $64,000,000 to Valero Energy and Valero Energy retained the existing accrued liabilities and deferred income tax liabilities. There are no terms of settlement or interest charges associated with this balance.

Partners' Equity: Effective April 16, 2001, Valero L.P.'s consolidated partners' equity consisted of 2% general partner interest and 98% limited partners' interest (represented by common and subordinated units). From July 1, 2000 through April 15, 2001, both Valero L.P. and Valero Logistics Operations partners' equity consisted of a 1% general partner interest and a 99% limited partner interest.

Net Income per Unit: The computation of basic net income per unit is based on the weighted-average number of common and subordinated units outstanding during the year. Diluted net income per unit is based on the weighted average number of common and subordinated units outstanding during the year and, to the extent dilutive, unit equivalents consisting of unit options and restricted units.

Segment Disclosures: We operate in only one segment, the petroleum pipeline segment of the oil and gas industry.

Derivative  Instruments:  In June 1998, the Financial Accounting Standards Board
(FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends Statement No. 133. Statement No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. We adopted Statement No. 133, as amended, effective January 1, 2001 and there was no impact as we do not hold or trade derivative instruments.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)


Accounting Pronouncements

FASB Statement No. 141

In June 2001, the FASB issued Statement No. 141, " Business Combinations." Statement No. 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations within the scope of Statement No. 141 are to be accounted for using the purchase method. The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. We implemented Statement No. 141 on July 1, 2001; however, the acquisition of the Southlake refined product terminal, the Ringgold crude oil storage facility and the Wichita Falls Business have been accounted for at historical cost because they were acquired from our parent.

FASB Statement No. 142

Also in June 2001,  the FASB  issued  Statement  No.  142,  "Goodwill  and Other
Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. We have reviewed the requirements of Statement No. 142 and the impact of adoption effective
January 1, 2002 resulted in the cessation of goodwill amortization beginning January 1, 2002, which amortization approximates $300,000 annually. In addition, we believe that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

FASB Statement No. 143

Also in June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized asset retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. We are currently evaluating the impact of adopting this new statement.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

FASB Statement No. 144

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. There was no impact to our financial position or results of operations as a result of adopting this statement effective January 1, 2002.

FASB Statement No. 145

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement:
o rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt,"
o rescinds Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,"
o rescinds Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and
o amends Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.
This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of Statement No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002 and the provisions of this statement related to the Statement No. 13 sale-leaseback inconsistency shall be effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of this statement shall be effective for financial statements issued on or after May 15, 2002, with earlier application encouraged. We do not expect that the adoption of this statement will have a material impact on our financial position or results of operations.

NOTE 3: Initial Public Offering

On April 16, 2001, we completed our initial public offering of common units, by selling 5,175,000 common units to the public at $24.50 per unit. Total proceeds before offering costs and underwriters' commissions were $126,787,000. After the offering, outstanding equity included 9,599,322 common units, including 4,424,322 held by UDS Logistics, LLC, a subsidiary of Valero Energy, 9,599,322 subordinated units held by UDS Logistics, LLC and a 2% general partner interest held by Riverwalk Logistics, L.P.

Concurrent with the closing of the initial public offering, we borrowed $20,506,000 under our existing revolving credit facility. The net proceeds from the initial public offering and the borrowings under the revolving credit facility were used to repay the debt due to parent, make a distribution to affiliates of Valero Energy for reimbursement of previous capital expenditures incurred with respect to the assets transferred to us, and for working capital purposes.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

A summary of the proceeds received and use of proceeds is as follows (in thousands):

        Proceeds received:
          Sale of common units to the public.................        $ 126,787
          Borrowings under the revolving credit facility.....           20,506
                                                                       -------
             Total proceeds..................................          147,293
                                                                       -------

        Use of proceeds:
          Underwriters' commissions..........................            8,875
          Professional fees and other costs..................            6,000
          Debt issuance costs................................              436
          Repayment of debt due to parent....................          107,676
          Reimbursement of capital expenditures..............           20,517
                                                                       -------
             Total use of proceeds...........................          143,504
                                                                       -------

             Net proceeds remaining..........................        $   3,789
                                                                       =======

NOTE 4: Acquisitions

On July 2, 2001, we acquired the Southlake refined product terminal located in Dallas, Texas from UDS for $5,600,000, the option purchase price per the Omnibus Agreement. We paid for the terminal with available cash on hand, a portion of which was borrowed at the time of our initial public offering. During the six months ended December 31, 2001, the Southlake refined product terminal averaged approximately 25,000 barrels per day of throughput and increased our operating income by approximately $750,000.

On December 1, 2001, we acquired the crude oil storage facility at Ringgold, Texas from UDS for $5,200,000, the amended option purchase price per the Omnibus Agreement. We borrowed $5,000,000 under our revolving credit facility to acquire the facility. This crude oil storage facility, which has a capacity of 600,000 barrels, will improve crude oil scheduling and enhance the crude oil supply system for Valero Energy's Ardmore and McKee refineries.

On February 1, 2002, we acquired the Wichita Falls Business, which includes the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, from Valero Energy for $64,000,000. The acquisition was funded with $64,000,000 of borrowings under the revolving credit facility. The pipeline, which runs from Wichita Falls, Texas to Valero Energy's McKee refinery, has a capacity of 110,000 barrels per day and the storage facility has a capacity of 660,000 barrels.

The balance sheet of the Wichita Falls Business as of December 31, 2001, which is included in the consolidated and combined balance sheet as of December 31, 2001, includes the following amounts in the respective captions.

                                                                Wichita Falls
                                                                  Business
                                                                 December 31,
                                                                    2001
                                                                    ----
                                                                (in thousands)
       Balance Sheet Caption:
        Property, plant and equipment.....................        $ 64,160
        Accounts payable and accrued liabilities..........             131
        Taxes other than income taxes.....................             251
        Deferred income tax liabilities...................          13,147
        Net parent investment.............................          50,631

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

The following unaudited pro forma financial information for the year ended December 31, 2001 assumes that the Wichita Falls Business was acquired on January 1, 2001 with borrowings under the revolving credit facility.

                                                                   Pro Forma
                                                                  Year Ended
                                                                  December 31,
                                                                     2001
                                                                     ----
                                                                 (in thousands)
       Pro Forma Income Statement Information:
        Revenues...........................................       $ 117,312
        Total costs and expenses...........................         (59,993)
        Operating income...................................          57,319
        Net income.........................................          53,686

Since Valero L.P. did not complete its IPO until April 16, 2001, pro forma net income applicable to the period April 16, 2001 to December 31, 2001 would have been $41,844,000, of which $41,007,000 would have related to the limited partners. Pro forma net income per unit applicable to the period after April 15, 2001 would have been $2.14 per unit.

NOTE 5: Property, Plant and Equipment

Property, plant and equipment, at cost, consisted of the following:

                                                            Estimated               December 31,
                                                              Useful                ------------
                                                              Lives             2001            2000
                                                              -----             ----            ----
                                                             (years)             (in thousands)
     Land and land improvements.....................          0 - 20        $      888      $      830
     Buildings......................................            35               5,392           3,289
     Pipeline and equipment.........................          3 - 40           427,227         345,761
     Rights of Way..................................         20 - 35            29,857          25,477
     Construction in progress.......................            -                7,037          13,180
                                                                               -------        --------
       Total........................................                           470,401         388,537
     Accumulated depreciation and amortization......                          (121,389)       (108,520)
                                                                              --------        --------
       Property, plant and equipment, net...........                        $  349,012      $  280,017
                                                                              ========        ========

In August 1999, upon the completion of an expansion of the McKee to El Paso refined product pipeline, we sold an 8.33% interest in the pipeline and the El Paso refined product terminal to Phillips Petroleum Company for $12,000,000, resulting in a pre-tax gain of $2,478,000. The ownership interest sold in the McKee to El Paso refined product pipeline and terminal represented excess throughput capacity that we had not utilized, thus revenues did not decline as a result of the sale.

Capitalized interest costs included in property, plant and equipment were $298,000 and $115,000 for the years ended December 31, 2001 and 1999, respectively. No interest was capitalized in the six months ended December 31, 2000 or in the six months ended June 30, 2000.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

NOTE 6: Investment in Affiliate

We own a 50% interest in Skelly-Belvieu, which is accounted for under the equity method. The following presents summarized unaudited financial information related to Skelly-Belvieu as of December 31, 2001 and 2000, for the years ended December 31, 2001 and 1999 and for the six months ended December 31, 2000 and June 30, 2000:

                                                                         Six Months      Six Months
                                                         Year Ended       Ended            Ended         Year Ended
                                                         December 31,   December 31,      June 30,       December 31,
                                                            2001           2000             2000            1999
                                                            ----           ----             ----            ----
                                                                               (in thousands)
    Statement of Income Information:
    Revenues...........................................  $ 12,287        $ 6,883          $ 6,902        $ 12,133
    Income before income taxes.........................     5,587          3,517            3,469           5,954
    Valero Logistics Operations' share
         of net income.................................     3,179          1,951            1,926           3,874
    Valero Logistics Operations' share
         of distributions..............................     2,874          2,352            2,306           4,238

                                                               December 31,
                                                           -------------------
                                                           2001           2000
                                                           ----           ----
                                                              (in thousands)
     Balance Sheet Information:
     Current assets....................................  $  1,653       $  1,618
     Property, plant and equipment, net................    50,195         50,649
                                                           ------         ------
       Total assets....................................  $ 51,848       $ 52,267
                                                           ======         ======

     Current liabilities...............................  $    111       $    369
     Members' equity...................................    51,737         51,898
                                                           ------         ------
       Total liabilities and members' equity...........  $ 51,848       $ 52,267
                                                           ======         ======

NOTE 7: Long-term Debt

On December 15, 2000, we entered into a five-year $120,000,000 revolving credit facility. Borrowings under the revolving credit facility bear interest at either an alternative base rate or the LIBOR rate at our option. The revolving credit facility requires that we maintain certain financial ratios and includes other restrictive covenants, including a prohibition on distributions if any default, as defined in the revolving credit facility, exists or would result from the distribution. Management believes that we are in compliance with all of these ratios and covenants.

In conjunction with the initial public offering of our common units on April 16, 2001, we borrowed $20,506,000 under the revolving credit facility. The net proceeds from the initial public offering and the borrowings under the revolving credit facility were used to repay the debt due to parent, make a distribution to affiliates of UDS for reimbursement of previous capital expenditures incurred with respect to the assets transferred to us, and for working capital purposes.

We made repayments under the revolving credit facility in August 2001 of $5,506,000 and in October 2001 of $4,000,000. In November 2001, we borrowed $5,000,000 under the revolving credit facility to fund the purchase of the Ringgold crude oil storage facility on December 1, 2001. The outstanding balance as of December 31, 2001 was $16,000,000. On February 1, 2002, we borrowed $64,000,000 under the revolving credit facility to fund the acquisition of the Wichita Falls Business (except certain retained liabilities) from Valero Energy.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

In May 1994, the Ultramar Diamond Shamrock Logistics Business entered into a financing agreement with the Port of Corpus Christi Authority of Nueces County, Texas (Port Authority of Corpus Christi) for the construction of a crude oil storage facility. The original note totaled $12,000,000 and is due in annual installments of $1,222,000 through December 31, 2015. Interest on the unpaid principal balance accrues at a rate of 8% per annum. In conjunction with the July 1, 2000 transfer of assets and liabilities to Valero Logistics Operations, the $10,818,000 outstanding indebtedness owed to the Port of Corpus Christi Authority was assumed by Valero Logistics Operations. The land on which the crude oil storage facility was constructed is leased from the Port Authority of Corpus Christi (see Note 10: Commitments and Contingencies).

The aggregate long-term debt repayments are due as follows (in thousands):

        2002.............................................       $    462
        2003.............................................            449
        2004.............................................            485
        2005.............................................            524
        2006.............................................         16,566
        Thereafter.......................................          7,636
                                                                  ------
            Total repayments.............................       $ 26,122
                                                                  ======

Interest payments totaled  $1,559,000,  $441,000,  $433,000 and $948,000 for the
year ended December 31, 2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively.

NOTE 8: Debt due to Parent

UDS, through various subsidiaries, constructed or acquired the various crude oil and refined product pipeline, terminalling and storage assets of the Ultramar Diamond Shamrock Logistics Business. Effective June 30, 2000, in conjunction with the initial public offering of common units of Valero L.P., the subsidiaries of UDS which owned the various assets of the Ultramar Diamond Shamrock Logistics Business formalized the terms under which certain intercompany accounts and working capital loans would be settled by executing promissory notes with an aggregate principal balance of $107,676,000. The promissory notes required that the principal be repaid no later than June 30, 2005 and bear interest at a rate of 8% per annum on the unpaid balance. Effective July 1, 2000, the $107,676,000 of debt due to parent was assumed by Valero Logistics Operations. Interest expense accrued and recorded as a reduction of receivable from parent totaled $4,307,000 for the six months ended December 31, 2000 and $2,513,000 for the period January 1, 2001 through April 15, 2001.

Concurrent with the closing of our initial public offering on April 16, 2001, we repaid these promissory notes using a portion of the net proceeds from the initial public offering and borrowings under the $120,000,000 revolving credit facility (see Note 3: Initial Public Offering).

NOTE 9: Environmental Matters

Our operations are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which we operate. Although we believe our operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, we have adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. However, some risk of environmental or other damage is inherent in pipeline, terminalling and storage operations, as it is with other entities engaged in similar businesses.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

The balances of and changes in accruals for environmental matters which were included in accrued liabilities and other long-term liabilities, prior to July 1, 2000, consisted of the following:


                                               Six Months Ended      Year Ended
                                                 Ended June 30,     December 31,
                                                     2000               1999
                                                     ----               ----
                                                         (in thousands)

 Balance at beginning of period............       $  2,757           $  4,319
  Additions to (reductions from) accrual...            100             (1,114)
  Liabilities retained by UDS..............         (2,507)                 -
  Payments.................................           (350)              (448)
                                                    ------             ------
 Balance at end of period..................       $      -           $  2,757
                                                    ======             ======

During 1999, based on the annual review of environmental liabilities, it was determined that certain liabilities were overstated as the required cleanup obligations were less than originally estimated. Accordingly, environmental liabilities were reduced $1,114,000.

In connection with the transfer of assets and liabilities from the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations on July 1, 2000, UDS agreed to indemnify Shamrock Logistics Operations for environmental liabilities that arose prior to July 1, 2000. In connection with the initial public offering of Valero L.P., UDS agreed to indemnify Valero L.P. for environmental liabilities that arose prior to April 16, 2001 and are discovered within 10 years after April 16, 2001. Excluded from this indemnification are liabilities that result from a change in environmental law after April 16, 2001. Effective with the acquisition of UDS, Valero Energy has assumed this environmental indemnification. In addition, as an operator or owner of the assets, we could be held liable for pre-April 16, 2001 environmental damage should Valero Energy be unable to fulfill its obligation. However, we believe that such a situation is remote given Valero Energy's financial condition.

Environmental exposures are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of our liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on results of operations for any single period, we believe that such costs will not have a material adverse effect on our financial position. As of December 31, 2001, we have not incurred any environmental liabilities which were not covered by the environmental indemnification.

In conjunction with the sale of the Wichita Falls Business to Valero L.P., Valero Energy has agreed to indemnify Valero L.P. for any environmental liabilities that arose prior to February 1, 2002 and are discovered by April 15, 2011. As of and for the years ended December 31, 2001, 2000 and 1999, the Wichita Falls Business did not incur any environmental liability, thus there is no accrual as of December 31, 2001.

NOTE 10: Commitments and Contingencies

In May 1994, the Ultramar Diamond Shamrock Logistics Business entered into several agreements with the Port Authority of Corpus Christi including a crude oil dock user agreement, a land lease agreement and a note agreement. The crude oil dock user agreement allows us to operate and manage a crude oil dock in Corpus Christi for a five-year period beginning August 1, 1994 and the agreement has automatically been renewed annually since August, 1999. We share use of the crude oil dock with two other users and operating costs are split evenly among the three users. The crude oil dock user agreement requires that we collect wharfage fees, based on the quantity of barrels off loaded from each vessel, and dockage fees, based on vessels berthing at the dock. These fees are remitted to the Port Authority of Corpus Christi monthly. The wharfage and one-half of the dockage fees that we pay for the use of the crude oil dock reduces the annual amount we owe to the Port Authority of Corpus Christi under the note agreement discussed in Note 7: Long Term Debt. The wharfage and dockage fees for our use of the crude oil dock totaled $1,449,000, $692,000, $698,000 and $1,302,000 for the year ended December 31, 2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

Effective April 1988, the Ultramar Diamond Shamrock Logistics Business, along with five other users entered into a refined product dock user agreement with the Port Authority of Corpus Christi to use a refined product dock for a two-year period and the agreement has automatically been renewed annually since April, 1990. We also operate the refined product dock and operating costs are split between us and one other user. We are responsible for collecting and remitting the refined product wharfage and dockage fees to the Port Authority of Corpus Christi. The wharfage and dockage fees for our use of the refined product dock totaled $166,000, $86,000, $114,000 and $211,000 for the year ended
December 31, 2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively.

The crude oil and the refined product docks provide Valero Energy's Three Rivers refinery access to marine facilities to receive crude oil and deliver refined products. For the years ended December 31, 2001, 2000 and 1999, the Three Rivers refinery received 92%, 93% and 91%, respectively, of its crude oil requirements from crude oil received at the crude oil dock. Also, for the years ended December 31, 2001, 2000 and 1999, 6%, 6% and 7%, respectively, of the refined products produced at the Three Rivers refinery were transported via pipeline to the Corpus Christi refined product dock.

We have the following land leases related to refined product terminals and crude oil storage facilities:
o Corpus Christi crude oil storage facility: a 20-year noncancellable operating lease on 31.35 acres of land through 2014, at which time the lease is renewable every five years, for a total of 20 renewable years.
o Corpus Christi refined product terminal: a 5-year noncancellable operating lease on 5.21 acres of land through 2006, and a 5-year noncancellable operating lease on 8.42 acres of land through 2002, at which time the agreements are renewable for at least three five-year periods.
o Harlingen refined product terminal: a 13-year noncancellable operating lease on 5.88 acres of land through 2008, and a 30-year noncancellable operating lease on 9.04 acres of land through 2008.
o Colorado Springs airport terminal: a 50-year noncancellable operating lease on 46.26 acres of land through 2043, at which time the lease is renewable for another 50-year period.

The above land leases require monthly payments totaling $18,000 and are adjustable every five years based on changes in the Consumer Price Index.

In addition, we lease certain equipment and vehicles under operating lease agreements expiring through 2002. Future minimum rental payments applicable to noncancellable operating leases as of December 31, 2001, are as follows (in thousands):

        2002................................................      $   205
        2003................................................          188
        2004................................................          188
        2005................................................          188
        2006................................................          174
        Thereafter..........................................        1,586
                                                                    -----
            Future minimum lease payments...................      $ 2,529
                                                                    =====

Rental expense for all operating leases totaled $281,000, $53,000, $203,000 and $315,000 for the year ended December 31, 2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively.

We are involved in various lawsuits, claims and regulatory proceedings incidental to our business. In the opinion of management, the outcome of such matters will not have a material adverse effect on our financial position or results of operations.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

NOTE 11: Income Taxes

As discussed in "Note 2: Summary of Significant Accounting Policies," Valero L.P. and Valero Logistics Operations are limited partnerships and are not subject to federal or state income taxes. However, the operations of the Ultramar Diamond Shamrock Logistics Business were subject to federal and state income taxes and the results of operations prior to July 1, 2000 were included in UDS' consolidated federal and state income tax returns. In addition, the Wichita Falls Business is subject to federal and state income taxes prior to its acquisition on February 1, 2002. The amounts presented below relate only to the Ultramar Diamond Shamrock Logistics Business prior to July 1, 2000 and the Wichita Falls Business as of December 31, 2001 and were calculated as if the Businesses filed separate federal and state income tax returns.

The transfer of assets and liabilities from the Ultramar Diamond Shamrock Logistics Business to Valero Logistics Operations was deemed a change in tax status. Accordingly, the deferred income tax liability as of June 30, 2000 of $38,217,000 was written off through the statement of income in the caption, benefit (provision) for income taxes.

The benefit (provision) for income taxes consisted of the following:

                                                            Predecessor
                                                   -----------------------------
                                                     Six Months      Year Ended
                                                   Ended June 30,   December 31,
                                                        2000            1999
                                                        ----            ----
                                                           (in thousands)
     Current:
       Federal..................................     $ (5,132)       $ (20,036)
       State....................................         (733)          (2,863)
     Deferred:
       Federal..................................       (1,415)          (3,327)
       State....................................         (125)            (295)
     Write-off of the deferred income
       tax liability............................       38,217                -
                                                       ------          -------
       Benefit (provision) for income taxes.....     $ 30,812        $ (26,521)
                                                       ======          =======

Deferred income taxes arise from temporary differences between the income tax bases of assets and liabilities and their reported amounts in the financial statements. The components of the net deferred income tax liabilities consisted of the following:

                                                                     Ultramar
                                                                     Diamond
                                                                     Shamrock
                                                                     Logistics
                                                   Wichita Falls     Business
                                                     Business      (Predecessor)
                                                    December 31,      June 30,
                                                       2001             2000
                                                       ----             ----
                                                           (in thousands)
 Deferred income tax liabilities:
  Excess of book basis over tax basis of:
     Property, plant and equipment.............      $ 13,147         $ 36,212
     Investment in affiliate...................             -            2,960
                                                       ------           ------
       Total deferred income tax liabilities...        13,147           39,172

 Deferred income tax assets -
  Accrued liabilities and payables.............             -             (955)
                                                       ------           ------
       Net deferred income tax liabilities.....      $ 13,147         $ 38,217
                                                       ======           ======

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)


The differences between the Ultramar Diamond Shamrock Logistics Business' effective income tax rate and the U.S. federal statutory rate is reconciled as follows:

                                                            Predecessor
                                                  ------------------------------
                                                   Six Months       Year Ended
                                                  Ended June 30,    December 31,
                                                      2000             1999
                                                      ----             ----

  U.S. federal statutory rate...................      35.0%            35.0%
  State income taxes, net of federal taxes......       3.1              3.1
  Non-deductible goodwill.......................       0.3              0.2
                                                      ----             ----
    Effective income tax rate...................      38.4%            38.3%
                                                      ====             ====

Income taxes paid to UDS totaled $5,865,000 and $22,899,000 for the six months ended June 30, 2000 and for the year ended December 31, 1999, respectively. The differences between net income and taxable net income are reconciled as follows:

                                                           Predecessor
                                                  ------------------------------
                                                   Six Months       Year Ended
                                                  Ended June 30,    December 31,
                                                      2000              1999
                                                      ----              ----
                                                          (in thousands)

  Net income....................................   $ 49,970           $ 42,798
  (Benefit) provision for income taxes..........    (30,812)            26,521
  Tax depreciation and amortization in
      excess of book depreciation and
      amortization..............................     (3,076)            (7,990)
  Book equity income in excess of taxable
      income of Skelly-Belvieu..................       (567)              (790)
  Other, net....................................       (983)            (3,288)
                                                    -------             ------
    Taxable net income..........................   $ 14,532           $ 57,251
                                                    =======             ======


NOTE 12: Financial Instruments and Concentration of Credit Risk

The estimated fair value of our fixed rate debt as of December 31, 2001 and 2000 was $11,240,000 and $119,220,000, respectively, as compared to the carrying value of $10,122,000 and $118,360,000, respectively. These fair values were estimated using discounted cash flow analysis, based on our current incremental borrowing rates for similar types of borrowing arrangements. Valero L.P. has not utilized derivative financial instruments related to these borrowings. Interest rates on borrowings under the revolving credit facility float with market rates and thus the carrying amount approximates fair value.

Substantially all of our revenues are derived from Valero Energy and its various subsidiaries. Valero Energy transports crude oil to three of its refineries using our various crude oil pipelines and storage facilities and transports refined products to its company-owned retail operations or wholesale customers using our various refined product pipelines and terminals. Valero Energy and its subsidiaries are investment grade customers; therefore, we do not believe that the trade receivables from Valero Energy represent a significant credit risk. However, the concentration of business with Valero Energy, which is a large refining and retail marketing company, has the potential to impact our overall exposure, both positively and negatively, to changes in the refining and marketing industry.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

NOTE 13: Related Party Transactions

We have related party transactions with Valero Energy for pipeline tariff and terminalling fee revenues, certain employee costs, insurance costs, administrative costs and interest expense on the debt due to parent (for the period from July 1, 2000 to April 15, 2001). The receivable from parent as of December 31, 2001 and 2000 represents the net amount due from Valero Energy for these related party transactions and the net cash collected under Valero Energy's centralized cash management program on our behalf, respectively.

The following table summarizes transactions with Valero Energy (formerly UDS):

                                                             Successor                          Predecessor
                                                   ------------------------------       ------------------------------
                                                                       Six Months       Six Months
                                                    Year Ended           Ended             Ended           Year Ended
                                                   December 31,        December 31,       June 30,        December 31,
                                                       2001               2000              2000             1999
                                                       ----               ----              ----             ----
                                                                             (in thousands)
  Revenues......................................    $ 98,166           $ 47,210          $ 44,187         $ 108,467
  Operating expenses............................      11,452              5,718             5,393             9,614
  General and administrative expenses...........       5,200              2,600             2,839             5,201
  Interest expense on debt due to parent........       2,513              4,307                 -                 -

Services Agreement

Effective July 1, 2000, UDS entered into a Services Agreement with us, whereby UDS agreed to provide the corporate functions of legal, accounting, treasury, information technology and other services for an annual fee of $5,200,000 for a period of eight years. The $5,200,000 is adjustable annually based on the Consumer Price Index published by the U.S. Department of Labor, and may also be adjusted to take into account additional service levels necessitated by the acquisition or construction of additional assets. Management believes that the $5,200,000 is a reasonable approximation of the general and administrative costs related to the pipeline, terminalling and storage operations. This annual fee is in addition to the incremental general and administrative costs to be incurred from third parties as a result of our being a publicly held entity.

The Services Agreement also requires that we reimburse UDS for various recurring costs of employees who work exclusively within the pipeline, terminalling and storage operations and for certain other costs incurred by UDS relating solely to us. These employee costs include salary, wages and benefit costs. Concurrent with the acquisition of UDS by Valero Energy, Valero Energy became the obligor under the Services Agreement.

Prior to July 1, 2000, UDS allocated approximately 5% of its general and administrative expenses incurred in the United States to its pipeline, terminalling and storage operations to cover costs of centralized corporate functions and other corporate services. A portion of the allocated general and administrative costs is passed on to partners, which jointly own certain pipelines and terminals with us. The net amount of general and administrative costs allocated to partners of jointly owned pipelines totaled $581,000, $251,000, $249,000 and $503,000 for the year ended December 31, 2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

Pipelines and Terminals Usage Agreement

On April 16, 2001, UDS entered into a Pipelines and Terminals Usage Agreement with us, whereby UDS agreed to use our pipelines to transport at least 75% of the crude oil shipped to and at least 75% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and to use our refined product terminals for terminalling services for at least 50% of all refined products shipped from these refineries until at least April, 2008. For the year ended December 31, 2001, UDS used our pipelines to transport 78% of its crude oil shipped to and 80% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and UDS used our terminalling services for 60% of all refined products shipped from these refineries. Valero Energy also assumed the obligation under the Pipelines and Terminals Usage Agreement in conjunction with the acquisition of UDS by Valero Energy.

If market conditions change with respect to the transportation of crude oil or refined products or to the end markets in which Valero Energy sells refined products, in a material manner such that Valero Energy would suffer a material adverse effect if it were to continue to use our pipelines and terminals at the required levels, Valero Energy's obligation to us will be suspended during the period of the change in market conditions to the extent required to avoid the material adverse effect.

NOTE 14: Employee Benefit Plans

The employees who work in Valero L.P. are included in the various employee benefit plans of Valero Energy. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans (i.e. stock options and bonuses) and other such benefits.

Our share of allocated parent company employee benefit plan expenses was $1,346,000, $662,000, $702,000 and $1,197,000 for the year ended December 31,
2001, the six months ended December 31, 2000 and June 30, 2000 and the year ended December 31, 1999, respectively. These employee benefit plan expenses are included in operating expenses with the related payroll costs.

NOTE 15: Impact of Tariff Rate and Terminalling Revenue Changes

Over the past several years, we have expanded the throughput capacity of several of our crude oil and refined product pipelines. The historical tariff rates were based on initial pipeline cost and were not revised upon subsequent expansions or increases or decreases in throughput levels.

As a result, we filed revised tariff rates on many of our crude oil and refined product pipelines to reflect the total cost of the pipeline, the current throughput capacity, the current throughput utilization and other market conditions. The revised tariff rates were implemented January 1, 2000 and the overall impact of the tariff rate changes resulted in a decrease to revenues.

Prior to 1999, we did not charge a separate terminalling fee for terminalling services at the refined product terminals. Terminalling revenues for 1998 and prior years were recognized based on the total costs incurred at the terminals, which costs were charged back to the related refinery. Effective January 1, 1999, we began charging a separate terminalling fee at the refined product terminals. The terminalling fee was established at a rate that we believed to be competitive with rates charged by other entities for terminalling similar refined products. Since the terminalling fee now includes a margin of profit, terminalling revenues increased.

If the revised tariff rates had been implemented effective January 1, 1999 revenues would have decreased approximately 20%.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

NOTE 16: Restricted Units

Valero GP, LLC (formerly Shamrock Logistics GP, LLC), the general partner of Riverwalk Logistics, L.P., adopted a long-term incentive plan under which restricted units and distribution equivalent rights (DERs) may be awarded to certain key employees and non-employees. In July 2001, Valero GP, LLC granted 205 restricted units and DERs to each of its two outside directors. The restricted units were to vest at the end of a three-year period and be paid in cash. The DERs were to accumulate equivalent distributions that other unitholders receive over the vesting period. For the year ended December 31, 2001, we recognized $2,000 of compensation expense associated with the restricted units and DERs that were granted.

NOTE 17: Net Income per Unit

The following table provides details of the basic and diluted net income per unit computations:

                                                                Period from April 16, 2001 to December 31, 2001
                                                                -----------------------------------------------
                                                                 Net Income           Units            Per Unit
                                                                (Numerator)       (Denominator)         Amount
                                                                -----------       -------------         ------
                                                                        (in thousands)
    Limited partners' interest in net income applicable to
       the period after April 15, 2001........................   $ 35,032
                                                                   ======

    Basic net income per common and subordinated unit.........   $ 35,032             19,199            $ 1.82
                                                                   ======             ======              ====

    Dilutive net income per common and subordinated unit......   $ 35,032             19,199            $ 1.82
                                                                   ======             ======              ====

We generated sufficient net income such that the amount of net income allocated to common units was equal to the amount allocated to the subordinated units, after consideration of the general partner interest.

NOTE 18: Allocations of Net Income and Cash Distributions

Valero L.P.'s partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders, subordinated unitholders and general partner will receive. The partnership agreement also contains provisions for the allocation of net income and loss to the unitholders and the general partner. For purposes of maintaining partner capital accounts, the partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interests. Normal allocations according to percentage interests are done after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to the general partner.

The outstanding subordinated units are held by UDS Logistics, LLC, an affiliate of our general partner, and there is no established public market for their trading. During the subordination period, the holders of our common units are entitled to receive each quarter a minimum quarterly distribution of $0.60 per unit ($2.40 annualized) prior to any distribution of available cash to holders of our subordinated units. The subordination period is defined generally as the period that will end on the first day of any quarter beginning after December 31, 2005 if (1) we have distributed at least the minimum quarterly distribution on all outstanding units with respect to each of the immediately preceding three consecutive, non-overlapping four-quarter periods and (2) our adjusted operating surplus, as defined in our partnership agreement, during such periods equals or exceeds the amount that would have been sufficient to enable us to distribute the minimum quarterly distribution on all outstanding units on a fully diluted basis and the related distribution on the 2% general partner interest during those periods.

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)

In addition, all of the subordinated units may convert to common units on a one-for-one basis on the first day following the record date for distributions for the quarter ending December 31, 2005, if we meet the tests set forth in the partnership agreement. If the subordination period ends, the rights of the holders of subordinated units will no longer be subordinated to the rights of the holders of common units and the subordinated units may be converted into common units.

During the subordination period, our cash is distributed first 98% to the holders of common units and 2% to our general partner until there has been distributed to the holders of common units an amount equal to the minimum quarterly distribution and arrearages in the payment of the minimum quarterly distribution on the common units for any prior quarter. Any additional cash is distributed 98% to the holders of subordinated units and 2% to our general partner until there has been distributed to the holders of subordinated units an amount equal to the minimum quarterly distribution.

Our general partner is entitled to incentive distributions if the amount we distribute with respect to any quarter exceeds specified target levels shown below:

                                                  Percentage of Distribution
                                                 ----------------------------
                                                                      General
    Quarterly Distribution Amount per Unit       Unitholders          Partner
    --------------------------------------       -----------          -------

    Up to $0.60                                      98%                 2%
    Above $0.60 up to $0.66                          90%                10%
    Above $0.66 up to $0.90                          75%                25%
    Above $0.90                                      50%                50%


The quarterly cash distributions applicable to 2001 were as follows:

                                                                         Amount
      Year 2001           Record Date             Payment Date          Per Unit
      ---------           -----------             ------------          --------

     4th Quarter        February 1, 2002       February 14, 2002         $ 0.60
     3rd Quarter        November 1, 2001       November 14, 2001           0.60
     2nd Quarter         August 1, 2001         August 14, 2001            0.50

               VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS - (Continued)



NOTE 19: Quarterly Financial Data (Unaudited)

                                                                      Successor
                                                   ------------------------------------------------
                                                     First        Second        Third        Fourth
                                                    Quarter       Quarter      Quarter      Quarter       Total
                                                    -------       -------      -------      -------       -----
                                                                (in thousands, except per unit data)
    2001:
    Revenues...................................    $ 23,422      $ 23,637     $ 26,857     $ 24,911     $ 98,827
    Operating income...........................      10,361        10,319       13,430       12,395       46,505
    Net income.................................       8,786        10,356       13,771       12,960       45,873
    Net income per unit (1)....................           -          0.46         0.70         0.66         1.82
    Pro forma net income per unit (4)..........        0.45          0.53         0.70         0.66         2.34
    Cash distributions per unit (2)............           -          0.50         0.60         0.60         1.70

                                                       Predecessor                 Successor
                                                   --------------------      ---------------------
                                                    First       Second        Third         Fourth
                                                   Quarter      Quarter      Quarter       Quarter        Total
                                                   -------      -------      -------       -------        -----
                                                                (in thousands, except per unit data)
    2000:
    Revenues...................................   $ 21,406     $ 23,097     $ 24,903      $ 22,647      $ 92,053
    Operating income...........................      8,604        9,061       12,298        11,186        41,149
    Net income (3).............................      5,695       44,275       11,041         9,646        70,657
    Pro forma net income per unit (4)..........       0.29         2.26         0.56          0.49          3.60


(1) The net income per unit is based on 19,198,644 units, which was the number of common and subordinated units issued and outstanding from April 16, 2001 (the date of our initial public offering) to December 31, 2001. Net income in the net income per unit computation excludes net income applicable to the 2% general partner interest.

(2) Represents cash distributions per unit that were declared for each applicable quarter since we became a publicly held entity.

(3) Due to a change in tax status, effective July 1, 2000, the deferred income tax liability of $38,217,000 as of June 30, 2000 was written off in the statement of income. Net income in the second quarter of 2000 includes this $38,217,000 write-off of the deferred income tax liability less the provision for income taxes of $3,843,000 for the second quarter of 2000. Net income in the first quarter of 2000 includes a provision for income taxes of $3,562,000. Net income before income taxes was $9,257,000 and $9,901,000 for the first and second quarters of 2000, respectively.

(4) Pro forma net income per unit is determined by dividing net income that would have been allocated to the common and subordinated unitholders, which is 98% of net income, by the weighted average number of common and subordinated units outstanding for the period from April 16 to December 31, 2001. Pro forma net income per unit adjusted to eliminate the impact of income taxes for the first and second quarters of 2000 would have been $0.47 and $0.51, respectively.

NOTE 20: Subsequent Events

As a part of Valero L.P.'s initial public offering, unitholders approved the issuance of 250,000 common units under a long-term incentive plan. On January 21, 2002, Valero GP, LLC granted 55,250 restricted units to key employees and three outside directors. At the end of each year of the three-year vesting period, the grantees are entitled to receive for one third of the restricted units issued, a common unit of Valero L.P. or its fair market value in cash. The grantees of these restricted units will also receive distributions over the vesting period.

                                                                    EXHIBIT 99.2


              REQUIRED LETTER TO SECURITIES AND EXCHANGE COMMISSION
                             UNDER TEMPORARY NOTE 3T


May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20001


Ladies and Gentlemen:

This letter is furnished pursuant to your March 18, 2002 release and procedures relating to companies using Arthur Andersen LLP as their independent auditors.

Arthur Andersen LLP audited the consolidated and combined financial statements of Valero L.P. and Valero Logistics Operations, L.P. included in this Form 8-K filed substantially contemporaneously with this letter. In connection therewith, Arthur Andersen LLP represented to us that its audit was subject to its quality control system for its U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to the audit.

Sincerely,
Valero L.P.
 By: Riverwalk Logistics, L.P., its General Partner
  By: Valero GP, LLC, its General Partner

/s/ John H. Krueger, Jr.
------------------------------------
John H. Krueger, Jr.
Senior Vice President and Controller